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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PATTERSON-UTI ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

June 1, 2004

Dear Stockholder:

      We cordially invite you to attend Patterson-UTI Energy, Inc.’s annual stockholders’ meeting. The annual meeting will be held Tuesday, June 29, 2004, at 10:00 a.m., local time, at the corporate offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549.

      At the annual meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

      Thank you for your support.

Sincerely,

MARK S. SIEGEL Chairman of the Board	CLOYCE A. TALBOTT Chief Executive Officer

This proxy statement and the accompanying proxy card are being mailed to Patterson-UTI Energy, Inc. stockholders
beginning on or about June 1, 2004.

NOTICE OF 2004 ANNUAL MEETING
PROXY STATEMENT
SHARES OUTSTANDING AND VOTING RIGHTS
PROPOSAL NO. 1
PROPOSAL NO. 2
PROPOSAL NO. 3
PROPOSAL NO. 4
PROPOSAL NO. 5
SUMMARY INFORMATION PERTAINING TO EQUITY COMPENSATION PLANS OF PATTERSON-UTI
EXECUTIVE OFFICERS
CHANGE IN CONTROL ARRANGEMENTS; EMPLOYMENT CONTRACTS; INDEMNIFICATION AGREEMENTS
CERTAIN TRANSACTIONS
COMPENSATION COMMITTEE REPORT
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AUDIT COMMITTEE REPORT
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C
AMENDMENT TO THE PATTERSON-UTI ENERGY, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

PATTERSON-UTI ENERGY, INC.

P. O. Box 1416
Snyder, Texas 79550

NOTICE OF 2004 ANNUAL MEETING

       The 2004 annual meeting of the stockholders of Patterson-UTI Energy, Inc. (“Patterson-UTI”), a Delaware corporation, will be held Tuesday, June 29, 2004, at 10:00 a.m., local time, at the corporate offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549 (the “Meeting”). At the Meeting, the stockholders will be asked to:

•	elect nine directors to the Board of Directors of Patterson-UTI to serve until the next annual meeting of the stockholders or until their respective successors are elected and qualified;

•	approve an amendment to Patterson-UTI’s restated certificate of incorporation to increase the authorized shares of Patterson-UTI’s common stock from 200,000,000 shares to 300,000,000 shares;

•	re-approve the criteria upon which performance objectives are currently based in the Patterson-UTI Amended and Restated 1997 Long-Term Incentive Plan (the “1997 Plan”);

•	approve an amendment to the 1997 Plan to increase the aggregate annual amount of cash that may be received as a performance award by a participant under the 1997 Plan and to amend the criteria upon which performance objectives are currently based in the 1997 Plan;

•	ratify the selection of PricewaterhouseCoopers LLP as independent accountants of Patterson-UTI for the fiscal year ending December 31, 2004; and

•	take action upon any other matters which may properly come before the Meeting.

      Stockholders of record at the close of business on May 28, 2004, are entitled to vote at the Meeting and any adjournment thereof.

      It is important that your shares be represented at the Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage paid envelope or vote by following the Internet or telephone instructions included on the proxy card.

By order of the Board of Directors

JONATHAN D. NELSON
Vice President, Chief Financial Officer,
Secretary and Treasurer

June 1, 2004

PATTERSON-UTI ENERGY, INC.

P. O. Box 1416
Snyder, Texas 79550

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 29, 2004

      The Board of Directors of Patterson-UTI Energy, Inc. (“Patterson-UTI”), a Delaware corporation, prepared this proxy statement for the purpose of soliciting proxies for Patterson-UTI’s 2004 annual meeting of stockholders (the “Meeting”) to be held Tuesday, June 29, 2004, at 10:00 a.m., local time, at the corporate offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549, and at any adjournment thereof. This proxy statement and the accompanying proxy are being mailed to stockholders on or about June 1, 2004.

      The Board of Directors is making this solicitation by mail. In addition to the solicitation of proxies by mail, Patterson-UTI’s officers and other employees, without compensation other than regular compensation, may solicit proxies by telephone, electronic means and personal interview. Patterson-UTI does not intend to retain a proxy solicitation firm to assist in the solicitation of proxies of stockholders whose shares are held in street name by brokers, banks and other institutions, but may do so if circumstances warrant. Patterson-UTI will pay all costs associated with this solicitation.

      Properly submitted proxies received either by mail, Internet, telephone or in person, in time for the Meeting will be voted as you have directed in your proxy, unless you revoke your proxy in the manner provided below. As to any matter for which you give no direction in your proxy, your shares will be voted as follows:

•	“FOR” the election of all of the nominees to the Board of Directors;

•	“FOR” the approval of the amendment to Patterson-UTI’s restated certificate of incorporation to increase the authorized shares of Patterson-UTI’s common stock from 200,000,000 shares to 300,000,000 shares;

•	“FOR” the re-approval of the criteria upon which performance objectives are currently based in the Patterson-UTI Amended and Restated 1997 Long-Term Incentive Plan (the “1997 Plan”);

•	“FOR” the approval of the amendment to the 1997 Plan to increase the aggregate annual amount of cash that may be received as a performance award by a participant under the 1997 Plan and to amend the criteria upon which performance objectives are currently based in the 1997 Plan;

•	“FOR” the ratification of PricewaterhouseCoopers LLP as independent accountants of Patterson-UTI for the fiscal year ending December 31, 2004; and

•	“FOR” or “AGAINST” any other proposals which may be submitted at the Meeting at the discretion of the persons named in the proxy.

      You may revoke your proxy at any time before the proxy is voted by either:

•	submitting a new proxy with a later date, including a proxy submitted by the Internet or by telephone;

•	notifying the Secretary of Patterson-UTI in writing before the Meeting that you have revoked your proxy; or

•	attending the Meeting and voting in person.

SHARES OUTSTANDING AND VOTING RIGHTS

      Only stockholders of record of Patterson-UTI’s common stock, $.01 par value per share (the “Common Stock”), at the close of business on May 28, 2004 are entitled to notice of and to vote at the Meeting or any adjournment thereof. At the close of business on May 28, 2004, there were 83,393,127 shares of Common Stock issued and outstanding. Holders of record of Common Stock on May 28, 2004 will be entitled to one vote per share on all matters to come before the Meeting. A list of stockholders entitled to notice of and to vote at the Meeting will be made available during regular business hours at the offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549, from June 15, 2004 through June 28, 2004 and at the Meeting for inspection by any stockholder for any purpose regarding the Meeting.

      A quorum is necessary to transact business at the Meeting. A majority of the shares of Common Stock outstanding on May 28, 2004 will constitute a quorum. The shares held by each stockholder who signs and returns the enclosed form of proxy or properly votes using the Internet or telephone will be counted for purposes of determining the presence of a quorum at the Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Patterson-UTI’s bylaws provide that the number of members of the Board of Directors of Patterson-UTI shall be fixed either by amendment to the bylaws or by resolution of the Board of Directors. Directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Patterson-UTI’s bylaws provide that the affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of directors. Shares as to which a stockholder withholds authority to vote on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote on the election of directors will not be counted as voting thereon and will not affect the election of the nominees receiving a plurality of the votes cast.

      The enclosed form of proxy provides a means for you to either:

•	vote “FOR” the election of the nominees to the Board of Directors listed below,

•	withhold authority to vote for one or more of the nominees, or

•	withhold authority to vote for all of the nominees.

      The Board of Directors recommends that you vote “FOR” all of the nominees. Unless you give contrary instructions in your proxy, your proxy will be voted “FOR” the election of all of the nominees to the Board of Directors. If any nominee should become unable or unwilling to accept nomination or election, the person acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. The Board has no reason, however, to believe that any of the nominees will be unable or unwilling to serve if elected.

      There are no arrangements or understandings between any person and any of the directors pursuant to which such director was selected as a nominee for election at the Meeting. There are no family relationships among any of the directors or executive officers of Patterson-UTI, other than between Messrs. Talbott and Patterson, who are brothers-in-law.

      Set forth below is the name, age, position and a brief description of the business experience during at least the past five years of each of the nominees for election to the Board of Directors.

Name	Age	Position

Mark S. Siegel	53	Chairman of the Board and Director
Cloyce A. Talbott	68	Chief Executive Officer and Director
A. Glenn Patterson	57	President, Chief Operating Officer and Director
Kenneth N. Berns	44	Senior Vice President and Director
Robert C. Gist	63	Director
Curtis W. Huff	46	Director
Terry H. Hunt	55	Director
Kenneth R. Peak	58	Director
Nadine C. Smith	46	Director

      Mark S. Siegel — Mr. Siegel has served as Chairman of the Board and as a director of Patterson-UTI since May 2001. Mr. Siegel served as Chairman of the Board and as a director of UTI Energy Corp. (“UTI”) from 1995 to May 2001, when UTI merged with and into Patterson-UTI. Mr. Siegel has been President of REMY Investors & Consultants, Incorporated (“REMY Investors”) since 1993. From 1992 to 1993, Mr. Siegel was President, Music Division, Blockbuster Entertainment Corp. From 1988 through 1992, Mr. Siegel was an Executive Vice President of Shamrock Holdings, Inc., a private investment company, and Managing Director of Shamrock Capital Advisors, Incorporated. Mr. Siegel is also Chairman of the Board and a director of Variflex Inc., a consumer products company. Mr. Siegel holds a Bachelor of Arts degree from Colgate University and a J.D. from the University of California, Berkeley (Boalt Hall) School of Law.

      Cloyce A. Talbott — Mr. Talbott has served as a director of Patterson-UTI since its incorporation in 1978 and as its Chief Executive Officer since 1983. Mr. Talbott co-founded Patterson-UTI, served as Vice President from 1978 to 1983, and served as Chairman of the Board from 1983 to May 2001. Mr. Talbott holds a Bachelor of Science degree in petroleum engineering from Texas Tech University.

      A. Glenn Patterson — Mr. Patterson has served as a director of Patterson-UTI since its incorporation in 1978. Mr. Patterson co-founded Patterson-UTI and has served as its President since 1978 and also as Chief Operating Officer since 1983. Mr. Patterson holds a Bachelor of Science degree in business from Angelo State University.

      Kenneth N. Berns — Mr. Berns has served as Senior Vice President of Patterson-UTI since April 2003 and as a director of Patterson-UTI since May 2001. Mr. Berns served as a director of UTI from 1995 to May 2001. Mr. Berns has been an executive with REMY Investors since 1994. Mr. Berns is also a director of Variflex Inc. Mr. Berns holds a Bachelors Degree in Business Administration from San Diego State University and a Masters Degree in Taxation from Golden Gate University.

      Robert C. Gist — Mr. Gist has served as a director of Patterson-UTI since 1985. He was general legal counsel and advisor to Patterson-UTI from 1987 to May 2001. Mr. Gist holds a Bachelor of Science degree in economics and a J.D. from Southern Methodist University. He has been self-employed as an attorney for more than five years and has over 20 years experience in the oil and gas industry.

      Curtis W. Huff — Mr. Huff has served as a director of Patterson-UTI since May 2001 and served as a director of UTI from 1997 to May 2001. Mr. Huff is the President and Chief Executive Officer of Freebird Investments LLC, a private investment company, and has served in that capacity since October 2002. Mr. Huff served as the President and Chief Executive Officer of Grant Prideco, Inc., a provider of drill pipe and other drill stem products, from February 2001 to June 2002. From January 2000 to February 2001, Mr. Huff served as Executive Vice President, Chief Financial Officer and General Counsel of Weatherford International, Inc., an oilfield services company. He served as Senior Vice President and General Counsel of Weatherford from May 1998 to January 2000. Prior to that time, Mr. Huff was a partner with the law firm of Fulbright & Jaworski L.L.P. and held that position for more than five years.

      Terry H. Hunt — Mr. Hunt has served as a director of Patterson-UTI since April 2003 and served as a director of UTI from 1994 to May 2001. Mr. Hunt is an energy consultant and investor. Mr. Hunt served as Senior Vice President — Strategic Planning of PPL Corporation, an international energy and utility holding company, from 1998 to 2000. Mr. Hunt served as the President and Chief Executive Officer of Penn Fuel Gas, Inc., a natural gas and propane distribution company, from 1992 to 1999. From 1989 to 1992, Mr. Hunt was President and Chairman of Carnegie Natural Gas Company, a gas distribution and transportation company, and of Apollo Gas Company, a natural gas distributor. Mr. Hunt holds a Bachelor of Engineering degree from the University of Saskatchewan, Canada and a Masters of Business Administration from Southern Methodist University.

      Kenneth R. Peak — Mr. Peak has served as a director of Patterson-UTI since November 2000. Mr. Peak is the Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer of Contango Oil & Gas Company and has served in that capacity since 1999. Mr. Peak served as the President of Peak Enernomics, Incorporated, an oil and gas industry consulting company, from 1990 to 1999. Prior to that time, Mr. Peak served as the Treasurer of Tosco Corporation, an independent oil refiner, and as Chief Financial Officer of Texas International Company, an independent oil and gas exploration and production company. His tenure at Texas International Company included serving as President of TIPCO, the domestic operating subsidiary of Texas International’s oil and gas operations. Mr. Peak’s energy career began in 1973 as a commercial banker with First Chicago’s energy group. Mr. Peak holds a Bachelor of Science in physics from Ohio University and a Masters of Business Administration from Columbia University.

      Nadine C. Smith — Ms. Smith has served as a director of Patterson-UTI since May 2001 and served as a director of UTI from 1995 to May 2001. Ms. Smith is a private investor and business consultant. From August 2000 to December 2001, Ms. Smith was President of Final Arrangements, LLC, a company providing software and web-based internet services to the funeral industry. From April 2000 to August 2000, Ms. Smith served as the President of Aegis Asset Management, Inc., an asset management company. From 1997 to April 2000, Ms. Smith was President and Chief Executive Officer of Enidan Capital Corp., an investment company. Previously, Ms. Smith was an investment banker and principal with NC Smith & Co. and The First Boston Corporation and a management consultant with McKinsey & Co. Ms. Smith is a director of American Retirement Corporation, a New York Stock Exchange listed company that owns and manages senior housing properties. Ms. Smith holds a Bachelor of Science degree in economics from Smith College and a Masters of Business Administration from Yale University.

Meetings and Committees of the Board of Directors

      The Board of Directors met eight times during the year ended December 31, 2003. Each incumbent director attended, in person or by telephone, at least 75% of the aggregate of all meetings held by the Board and all meetings of each committee for which such director was eligible to attend. Each incumbent director attended the 2003 annual meeting of stockholders. A majority of the members of the Board of Directors are independent within the meaning of the National Association of Securities Dealers’ (“NASD”) published listing standards.

      The Board of Directors has an Executive Committee, Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee.

      The Executive Committee, which currently is composed of Messrs. Siegel, Talbott, Patterson and Berns, has the authority, to the extent permitted by applicable law, to act for the Board in all matters arising between regular or special meetings of the Board of Directors.

      The Audit Committee oversees management’s conduct of Patterson-UTI’s accounting and financial reporting process including review of the financial reports and other financial information provided by Patterson-UTI to the public and government and regulatory bodies, Patterson-UTI’s system of internal accounting, Patterson-UTI’s financial controls, and the annual independent audit of Patterson-UTI’s financial statements. The Audit Committee also oversees compliance with Patterson-UTI’s codes of conduct and ethics and with legal and regulatory requirements. The Audit Committee members are Messrs. Peak and Gist and Ms. Smith. The Board has confirmed that all members of the Audit Committee are “independent” within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and within the meaning of the NASD’s published listing standards. The Board has determined that Mr. Peak is an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission (“SEC”) rules. The Audit Committee selects, subject to the Board’s approval, the independent accountants to audit Patterson-UTI’s books and records and considers and acts upon accounting matters as they arise. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee met four times during the year ended December 31, 2003. Please see the Audit Committee Report on page 26 for further information about the Audit Committee.

      The Compensation Committee members are Messrs. Huff and Hunt and Ms. Smith, each of whom is independent as defined in the NASD’s published listing standards. Among other things, the Compensation Committee administers the incentive compensation plans, including stock option plans of Patterson-UTI and determines the annual compensation of the executive officers and directors of Patterson-UTI. The Compensation Committee held four meetings during the year ended December 31, 2003. Please see the Compensation Committee Report on page 20 for further information about the Compensation Committee.

      The Nominating and Corporate Governance Committee members are Messrs. Gist, Huff and Hunt, each of whom is independent as defined in the NASD’s published listing standards. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members, to recommend for selection by the Board director nominees for the next annual meeting of stockholders, to review Patterson-UTI’s Code of Business Conduct, to develop and continually make recommendations with respect to the best corporate governance principles and to oversee the evaluation of the Board and management. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was founded in 2003 and did not have its first meeting until 2004.

      On behalf of the Board, the Nominating and Governance Committee considers director nominees recommended by Patterson-UTI’s stockholders if the recommendations are made in accordance with all legal requirements, including applicable provisions of Patterson-UTI’s restated certificate of incorporation and bylaws. In accordance with Patterson-UTI’s bylaws, in addition to any other applicable requirements, any person recommending a nominee for Patterson-UTI’s Board must be a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and must give timely notice of such nomination in writing to the Secretary of Patterson-UTI. To be timely with respect to the 2005 annual meeting, a stockholder’s notice must be delivered to or mailed and received at Patterson-UTI’s principal executive offices not earlier than March 1, 2005 and not later than March 31, 2005; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after June 29, 2005, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first.

      A stockholder’s notice to the Secretary of Patterson-UTI shall set forth:

•	as to each person whom the stockholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Exchange Act, or any successor regulation thereto,

•	the name and record address of the stockholder proposing such nomination,

•	the class and number of shares of Patterson-UTI that are beneficially owned by the stockholder,

•	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder, and

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice.

      Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

      The Nominating and Corporate Governance Committee determines qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of Patterson-UTI. The Nominating and Corporate Governance Committee relies on the knowledge and relationships of Patterson-UTI and its officers and directors, as well as third parties when it deems necessary, to identify and evaluate nominees for director, including nominees recommended by stockholders.

Communication with the Board and Its Independent Members

      Persons may communicate with the Board, or directly with its Chairman, Mr. Siegel, by submitting such communication in writing in care of Chairman of the Board of Directors, Patterson-UTI Energy, Inc., P.O. Box 1416, Snyder, Texas 79550. Persons may communicate with the independent members of the Board by submitting such communication in writing to the Nominating and Corporate Governance Committee of the Board of Directors of Patterson-UTI Energy, Inc., P.O. Box 1416, Snyder, Texas 79550.

Corporate Governance Documents Available on Patterson-UTI’s Website

      Copies of each of the following documents are available on the Patterson-UTI website at www.patenergy.com and in print to any stockholder who requests them from the Secretary of Patterson-UTI:

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating and Governance Committee Charter;

•	Code of Business Conduct for its employees, officers and directors; and

•	Code of Business Conduct and Ethics for Senior Financial Executives.

Compensation of Directors

      Directors who are also employees of Patterson-UTI do not receive compensation for serving as a director or as a member of a committee of the Board of Directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors meetings and committee meetings. Each non-employee director receives annual cash compensation of $35,000. Each non-employee director that serves on the Audit Committee, Compensation Committee or Nominating and Governance Committee receives additional annual cash compensation of $10,000 per committee on which he or she serves, with the chairman of each such committee receiving $15,000.

      Patterson-UTI maintains a Non-Employee Director Stock Option Plan (the “Director Plan”). Under the Director Plan, each non-employee director is granted options to purchase 20,000 shares of Common Stock upon becoming a director and is granted options to purchase 10,000 shares of Common Stock on the last business day of each subsequent year in which the director serves on the Board of Directors.

PROPOSAL NO. 2

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE

THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

      Patterson-UTI’s Board of Directors has approved a proposal authorizing an amendment to Patterson-UTI’s restated certificate of incorporation to increase the authorized shares of Patterson-UTI’s Common Stock from 200,000,000 shares to 300,000,000 shares. The Board of Directors proposed that the amendment, a copy of which is attached to this proxy statement as Appendix B, be submitted to a vote by the stockholders at the Meeting.

      If the stockholders approve the amendment as proposed by the Board of Directors, the restated certificate of incorporation of Patterson-UTI will be amended and the number of authorized shares of Common Stock will be increased to 300,000,000. Pursuant to the proposed amendment, the first sentence of Article FOURTH of the restated certificate of incorporation of Patterson-UTI will be amended to read as follows:

      “FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is three hundred one million (301,000,000) shares, of which three hundred million (300,000,000) shares shall be Common Stock, having a par value of $0.01 per share, and one million (1,000,000) shares shall be Preferred Stock, having a par value of $0.01 per share.”

      Of the 200,000,000 currently authorized shares of Common Stock, as of May 28, 2004, 83,393,127 shares were outstanding. As of May 28, 2004, 7,390,791 shares were reserved for issuance under Patterson-UTI’s employee and non-employee director stock option plans and long-term incentive stock plan and 325,000 shares were reserved for issuance under certain warrants to purchase Common Stock.

      On April 28, 2004, the Board of Directors authorized a two-for-one stock split in the form of a stock dividend to be paid on June 30, 2004 to holders of record as of June 14, 2004 (“Stock Split”). The Stock Split will reduce the number of authorized shares of Common Stock available for issuance; therefore, Patterson-UTI is proposing this amendment to increase the authorized shares of Common Stock. Approval by the stockholders of the Stock Split is not being requested nor is it required, and Patterson-UTI intends to proceed with the Stock Split regardless of whether the proposal to increase the authorized shares of Common Stock is approved by the stockholders at the Meeting.

      The following table sets forth the number of authorized, issued and reserved shares of Common Stock on May 28, 2004, the record date for the Meeting, and the number of shares of Common Stock that will be authorized, issued and reserved immediately after the Stock Split if the amendment is approved or not approved:

	Number of Shares of Common Stock

		Amendment	Amendment
	May 28, 2004	Not Approved	Approved
	(Pre-Split)	(Post-Split)(1)	(Post-Split)(1)

Authorized	200,000,000	200,000,000	300,000,000
Issued	84,899,675	169,799,350	169,799,350
Reserved for issuance under option plans, incentive plans and warrants	7,715,791	15,431,582	15,431,582
Unissued and unreserved	107,384,534	14,769,068	114,769,068

(1)	Other than pursuant to the Stock Split, assumes no issuances or reservations of Common Stock between the record date for the Meeting and the effective date of the Stock Split.

Reasons for the Increase in the Number of Authorized Shares of Common Stock

      The Board of Directors believes that the authorization of additional shares of Common Stock will enable Patterson-UTI to meet possible future developments without the expense and delay of holding a meeting of stockholders to secure their authorization when a specific need for the shares may arise. In addition, the Board of Directors believes that it is desirable that Patterson-UTI have the flexibility to issue a substantial number of shares of Common Stock without further stockholder action, except as otherwise provided by law. The availability of additional shares will enhance Patterson-UTI’s flexibility in connection with possible future actions, such as:

•	stock splits,

•	stock dividends,

•	financings,

•	employee benefit programs,

•	corporate mergers and acquisitions,

•	asset purchases, and

•	other corporate purposes.

      The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes. Except for the Stock Split, Patterson-UTI does not have any current planned use of the proposed additional shares of Common Stock.

      The availability for issuance of additional shares of Common Stock or rights to purchase such shares could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of Patterson-UTI. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of Patterson-UTI. Patterson-UTI is not aware of any pending or threatened efforts to obtain control of Patterson-UTI and the Board of Directors has no present intent to authorize the issuance of additional shares of Common Stock to discourage such efforts.

      If the proposed amendment is approved, all or any of the authorized shares of Common Stock or preferred stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription, subject to applicable laws and listing requirements that may require stockholder approval for certain issuances of additional shares. The issuance of Common Stock other than on a pro rata basis to all current stockholders could have the effect of diluting the following:

•	earnings per share,

•	book value per share, and

•	voting power of current stockholders.

      The Board of Directors recommends that you vote “FOR” the amendment to the restated certificate of incorporation to increase the authorized shares of Common Stock from 200,000,000 to 300,000,000. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Meeting will be required to approve this amendment to the restated certificate of incorporation. As a result, abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal. Unless you give contrary instructions in your proxy, your proxy will be voted “FOR” the proposal.

PROPOSAL NO. 3

RE-APPROVAL OF CRITERIA UPON WHICH PERFORMANCE OBJECTIVES ARE

CURRENTLY BASED IN THE 1997 LONG-TERM INCENTIVE PLAN

      At the Meeting, the stockholders of Patterson-UTI will be asked to vote on a proposal to re-approve criteria upon which performance objectives are currently based in the Patterson-UTI Amended and Restated 1997 Long-Term Incentive Plan (the “1997 Plan”).

      The 1997 Plan was initially approved by the stockholders of UTI Energy Corp. in August 1997 and was assumed by Patterson-UTI as a part of its merger with UTI on May 8, 2001. Options outstanding under the 1997 Plan at the time of the merger became options to acquire Common Stock. In 2003, the Board amended the 1997 Plan to increase the number of authorized shares of Common Stock available for grant under the 1997 Plan from 6,000,000 to 8,250,000, and the Patterson-UTI stockholders approved that amendment at the 2003 annual meeting. In April 2003, the Board also approved amendments to the 1997 Plan that included limiting the amount of shares of restricted stock that could be awarded to 500,000 and eliminating a repricing provision which permitted repricing of stock options. The 1997 Plan, as amended to date, and the amendment described in Proposal No. 4 (the “Amendment”), are attached to this proxy statement as Appendix C.

      The Board of Directors believes that the 1997 Plan advances the best interests of Patterson-UTI and its stockholders by attracting, retaining and motivating key employees. The 1997 Plan provides for the grant of awards to certain key employees including executive officers and directors, thereby increasing the personal stake of such key employees in the continued success and growth of Patterson-UTI. At present, there are approximately 200 key employees eligible for grants under the 1997 Plan.

Reasons for the Re-approval of the Criteria upon which Performance Objectives are Currently Based in the 1997 Plan

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), contains special rules regarding the federal income tax deductibility of compensation paid to a company’s chief executive officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. Patterson-UTI can preserve the deductibility of certain compensation in excess of $1 million, however, if Patterson-UTI complies with conditions imposed by section 162(m). Among the conditions imposed by section 162(m) is a requirement that the performance criteria used to determine the performance awards under the 1997 Plan be re-approved by stockholders every five years. The purpose of this proposal is to obtain such re-approval and thereby continue to provide the Compensation Committee the flexibility to determine compensation that satisfies the requirements of section 162(m) for deductibility of certain compensation in excess of $1 million.

      If the Patterson-UTI stockholders do not approve this proposal, any compensation expense of Patterson-UTI associated with restricted stock awards and cash and other performance awards under the 1997 Plan (together with all other non-performance based compensation) in excess of $1 million for Patterson-UTI’s Chief Executive Officer or any of its other four most highly compensated executive officers will not be deductible for tax purposes. If the Patterson-UTI stockholders do not approve this proposal, the Compensation Committee would consider the possible loss of the deduction, but may approve restricted stock awards and cash and other performance awards for which some of the deduction is lost.

Material Features of the 1997 Plan

      The following is a summary of the material features of the 1997 Plan, which is qualified in its entirety by reference to the full text of the 1997 Plan and the Amendment attached to this proxy statement as Appendix C.

General.

•	The 1997 Plan is administered by the Compensation Committee.

•	Key employees, including officers and directors, are eligible for awards.

•	The 1997 Plan provides for awards of non-qualified stock options(“NQSOs”), Incentive Stock Options (“ISOs”), tandem and independent stock appreciation rights (“SARs”), restricted stock and performance awards.

•	The Board of Directors, at any time, may amend the terms of the 1997 Plan, subject to the stockholder approval requirements of the NASD published listing standards and other rules and regulations applicable to Patterson-UTI.

Options.

•	The vesting schedule for options is set by the Compensation Committee, however, the options typically vest over three to five years.

•	Options typically have a term of 10 years.

•	Unless otherwise stated in the grant thereof, options will vest upon a change in control as that term is defined in the 1997 Plan. Options granted to non-executive employees typically do not vest upon a change in control.

•	All options granted under the 1997 Plan are granted with an exercise price equal to or greater than the fair market value of the Common Stock at the time the option is granted.

Restricted Stock Awards.

•	The Compensation Committee determines the material terms of the restricted stock awards, including the price, if any, to be paid by the recipient, and the vesting schedule and conditions, which may include the attainment of specified performance objectives based on increases in share prices, operating income, net income or cash flow thresholds on a company wide, subsidiary or division or group basis, rig utilization, safety records, return on common equity or any combination of the foregoing (subject to the changes described in the Amendment).

•	A restricted stock award will vest upon a change in control as that term is defined in the 1997 Plan.

Performance Awards.

•	Performance awards are payable in cash, stock or a combination thereof.

•	The Compensation Committee determines the material terms of the performance awards, which include:

•	a performance period over which the performance goal of such award shall be measured,

•	a minimum level of acceptable achievement for the holder at the time of the award, which achievement shall be based on increases in share prices, operating income, net income or cash flow thresholds on a company wide, subsidiary or division or group basis, rig utilization, safety records, return on common equity or any combination of the foregoing (subject to the changes described in the Amendment), and

•	the size, frequency and vesting schedule of the award.

•	A performance award will vest upon a change in control as that term is defined in the 1997 Plan, and the recipient shall receive the maximum award he or she could have earned for the proportionate part of the award prior to the change of control, and shall retain the right to earn any additional portion of such award if he or she remains employed with Patterson-UTI.

Federal Income Tax Consequences

      The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the 1997 Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 1997 Plan, nor does it address state, local, or non-U.S. taxes.

      ISOs. In general, a participant will not recognize income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant because the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an ISO within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an ISO in the same manner as on the exercise of a NQSO, as described below.

      The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an ISO will be treated as capital gain or loss. However, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise (a “disqualifying disposition”) will produce ordinary income to the participant equal to the value of the shares at the time of exercise less the exercise price. Gain recognized on the disqualifying disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

      NQSOs, SARs, Performance Awards. A participant generally is not required to recognize income on the grant of a NQSO, a SAR, or performance award. Instead, ordinary income generally is required to be recognized on the date the NQSO or SAR is exercised, or in the case of performance awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is, (a) in the case of a NQSO, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a SAR, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of performance awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

      Restricted Common Stock. Unless a participant who receives an award of restricted Common Stock makes an election under section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted Common Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a participant makes a section 83(b) election, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

      Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the 1997 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an ISO (a “disqualifying disposition,” see above), a participant generally will be required to recognize ordinary income upon such disposition.

      Deductibility by Patterson-UTI. Patterson-UTI generally is not allowed a deduction in connection with the grant or exercise of an ISO. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, Patterson-UTI will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a NQSO (including an ISO that is treated as a NQSO, as described above), a SAR, restricted common stock of Patterson-UTI, and performance awards, Patterson-UTI will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

      Performance Based Compensation. In general, under section 162(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1 million for any year. Taxable payments or benefits under the 1997 Plan may be subject to this deduction limit. However, under section 162(m), qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 1997 Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the 1997 Plan.

      Parachute Payments. Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.

      Withholding. Awards under the 1997 Plan may be subject to tax withholding. Where an award results in income subject to withholding, Patterson-UTI may require the participant to remit the withholding amount to Patterson-UTI or cause shares of Common Stock to be withheld or sold in order to satisfy the tax withholding obligations.

Recommendation

      The Board of Directors recommends a vote “FOR” the re-approval of criteria upon which the performance objectives are currently based in the 1997 Plan. Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting. If you do not vote against or abstain from voting on the proposal, your proxy will be voted “FOR” approval of the proposal. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a share entitled to vote on the proposal. This will have the effect of reducing the absolute number of shares necessary to approve the proposal.

PROPOSAL NO. 4

AMENDMENT TO 1997 LONG-TERM INCENTIVE PLAN

      At the Meeting, the stockholders of Patterson-UTI will be asked to vote on a proposal to approve an amendment to the 1997 Plan to increase the aggregate annual amount of cash that may be received as a performance award by a participant under the 1997 Plan and to amend the criteria upon which performance objectives are currently based in the 1997 Plan.

      The amendment to the 1997 Plan increases the aggregate annual amount of cash that may be received as a performance award by a participant under the 1997 Plan from $500,000 to $2,000,000. Restricted stock awards and performance awards under the 1997 Plan may vest or be contingent upon the attainment of specified performance objectives. The amendment to the 1997 Plan also expands the specified performance objectives on which performance awards are based to include cash margins and earnings before interest, income taxes and depreciation, depletion and amortization thresholds on a company wide, subsidiary or division or group basis.

      The 1997 Plan was initially approved by the stockholders of UTI Energy Corp. in August 1997 and was assumed by Patterson-UTI as a part of its merger with UTI on May 8, 2001. Options outstanding under the 1997 Plan at the time of the merger became options to acquire Common Stock. In 2003, the Board amended the 1997 Plan to increase the number of authorized shares of Common Stock available for grant under the 1997 Plan from 6,000,000 to 8,250,000, and the Patterson-UTI stockholders approved that amendment at the 2003 annual meeting. In April 2003, the Board also approved amendments to the 1997 Plan that included limiting the amount of shares of restricted stock that could be awarded to 500,000 and eliminating a repricing provision which permitted repricing of stock options. The 1997 Plan, as amended to date, and the Amendment described in this proposal are attached to this proxy statement as Appendix C.

      The Board of Directors believes that the 1997 Plan advances the best interests of Patterson-UTI and its stockholders by attracting, retaining and motivating key employees. The 1997 Plan provides for the grant of awards to certain key employees including executive officers and directors, thereby increasing the personal stake of such key employees in the continued success and growth of Patterson-UTI. At present, there are approximately 200 key employees eligible for grants under the 1997 Plan.

Reasons for the Amendment to the 1997 Plan

      Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to a company’s chief executive officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. Patterson-UTI can preserve the deductibility of certain compensation in excess of $1 million, however, if Patterson-UTI complies with conditions imposed by section 162(m). The purpose of the amendment described in this proposal is to provide the Compensation Committee greater flexibility to structure an incentive compensation program that recognizes exceptional contributions in a manner that satisfies the requirements of section 162(m) for deductibility of certain compensation in excess of $1 million.

      If Patterson-UTI stockholders do not approve this proposal, Patterson-UTI would not be able to pay a cash performance award in excess of $500,000 in any one year to a participant under the 1997 Plan. To the extent the Compensation Committee elected to pay a cash performance bonus in excess of $500,000 to one of the five highest paid officers in any one year, such bonus may not be deductible for tax purposes. If the Patterson-UTI stockholders do not approve this proposal, the Compensation Committee would consider the possible loss of the deduction, but may approve cash performance awards for which some or all of the deduction is lost.

Material Features of the 1997 Plan

      Please see the summary of the material features of the 1997 Plan, beginning on page 9 of this proxy statement, which is qualified in its entirety by reference to the full text of the 1997 Plan, as amended to date, and the Amendment, which are attached to this proxy statement as Appendix C.

Recommendation

      The Board of Directors recommends a vote “FOR” the amendment to the 1997 Plan. Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting. If you do not vote against or abstain from voting on the proposal, your proxy will be voted “FOR” approval of the proposal. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a share entitled to vote on the proposal. This will have the effect of reducing the absolute number of shares necessary to approve the proposal.

PROPOSAL NO. 5

RATIFICATION OF INDEPENDENT AUDITORS

      The Board of Directors voted to engage PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of Patterson-UTI for the fiscal year ending December 31, 2004, and directed that such engagement be submitted to the stockholders of Patterson-UTI for ratification. In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm’s professional competence and standing. Although ratification by stockholders of the engagement of PricewaterhouseCoopers LLP is not required by Delaware corporate law or Patterson-UTI’s restated certificate of incorporation or bylaws, management feels a decision of this nature should be made with the consideration of Patterson-UTI’s stockholders. If stockholder ratification is not received, management will reconsider the engagement.

      It is expected that one or more representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representatives will be available to respond to appropriate questions from the stockholders.

      The Board of Directors recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP as independent accountants. Ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy, and entitled to vote at the Meeting. Unless you give contrary instructions in your proxy, your proxy will be voted “FOR” such ratification. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a share entitled to vote on the proposal. This will have the effect of reducing the absolute number of shares necessary to approve the proposal.

SUMMARY INFORMATION PERTAINING TO EQUITY COMPENSATION PLANS OF PATTERSON-UTI

      The following information summarizes as of December 31, 2003 certain information regarding equity compensation to employees, officers and directors under Patterson-UTI’s equity compensation plans. For a more detailed description of the equity compensation plans, see Note 12 of Patterson-UTI’s audited financial statements contained in its Annual Report on Form 10-K, as amended, for the year ended December 31, 2003.

	Equity Compensation Plan Information

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,279,021	$20.82	2,242,037
Equity compensation plans not approved by security holders(1)	858,737	$19.39	25,694

Total	6,137,758	$20.62	2,267,731

(1)	The Patterson-UTI Energy, Inc. 2001 Long-Term Incentive Plan (the “2001 Plan”) was approved by Patterson-UTI’s Board of Directors in July 2001. The terms of the 2001 Plan provide for grants of stock options to eligible employees other than officers and directors of Patterson-UTI. The total number of stock options that could be granted under the 2001 Plan was 1,000,000. No Incentive Stock Options may be awarded under the 2001 Plan. All options are granted with an exercise price equal to or greater than the fair market value of the Common Stock at the time of grant. The vesting schedule and term are set by the Compensation Committee of the Board of Directors.

      Also in July 2001, the Board of Directors approved option grants, not included in any of Patterson-UTI’s stock option plans, for two non-employee directors, each covering options to purchase 12,000 shares of the Common Stock at an exercise price greater than the fair market value of the Common Stock on the grant date. The options vested in November 2001 and expire in November 2005.

Benefits Under the 1997 Plan

      At present, approximately 200 key employees are eligible for grants under the 1997 Plan, including Patterson-UTI’s executive officers and directors. The granting of awards under the 1997 Plan is discretionary, and Patterson-UTI cannot now determine the number or type of awards to be granted in the future to any particular person or group. The Compensation Committee did, however, award cash bonuses for fiscal 2003 and restricted stock and stock options in April 2004 under the 1997 Plan to the following persons in the following amounts:

	Cash	Restricted	Stock
Name and Position	Bonus(1)	Stock(2)	Options(3)

Mark S. Siegel Chairman of the Board and Director	$411,530	25,000 shares of Common Stock	Options to purchase 60,000 shares of Common Stock

Cloyce A. Talbott Chief Executive Officer and Director	$411,530	25,000 shares of Common Stock	Options to purchase 60,000 shares of Common Stock

A. Glenn Patterson President and Chief Operating Officer	$411,530	25,000 shares of Common Stock	Options to purchase 60,000 shares of Common Stock

Kenneth N. Berns Senior Vice President and Director	$205,765	12,500 shares of Common Stock	Options to purchase 30,000 shares of Common Stock

Jonathan D. Nelson Vice President, Chief Financial Officer, Secretary and Treasurer	$205,765	12,500 shares of Common Stock	Options to purchase 30,000 shares of Common Stock

John E. Vollmer III Senior Vice President — Corporate Development	$205,765	12,500 shares of Common Stock	Options to purchase 30,000 shares of Common Stock

(1)	The Compensation Committee awarded the bonuses in an aggregate cash amount equal to 1% of Patterson-UTI’s earnings before interest, income taxes and depreciation, depletion and amortization.

(2)	Each restricted stock award vests 50% on the third anniversary date of the grant and the remaining 50% vests on the fourth anniversary date of the grant.

(3)	Each stock option vests one-third on the first anniversary date of the grant and the remaining two-thirds vests in equal monthly installments during the twenty-four months thereafter. The exercise price of each option is equal to the fair market value of the Common Stock on the date of grant.

      On May 26, 2004, the last reported sale price of the Common Stock on the NASDAQ National Market was $30.28 per share.

EXECUTIVE OFFICERS

      Set forth below is the name, age and position followed by a brief description of the business experience during at least the past five years for each of the executive officers of Patterson-UTI who is not also a current director.

Name	Age	Position

Jonathan D. Nelson	35	Vice President, Chief Financial Officer, Secretary and Treasurer
John E. Vollmer III	48	Senior Vice President — Corporate Development

      Jonathan D. Nelson — Mr. Nelson has served as Vice President, Chief Financial Officer, Secretary and Treasurer of Patterson-UTI since July 1999. Mr. Nelson served as Controller of Patterson-UTI from May 1996 until July 1999. Prior to his employment with Patterson-UTI, Mr. Nelson was employed in public accounting for approximately five years. Mr. Nelson holds a Bachelor of Science degree in Accounting from Texas Tech University.

      John E. Vollmer III — Mr. Vollmer has served as Senior Vice President — Corporate Development of Patterson-UTI since May 2001. Mr. Vollmer served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of UTI from 1998 to May 2001. Mr. Vollmer was a financial consultant from October 1997 until joining UTI in 1998. From 1992 until October 1997, Mr. Vollmer served in a variety of capacities at Blockbuster Entertainment, including Senior Vice President — Finance and Chief Financial Officer of Blockbuster Entertainment’s Music Division. Mr. Vollmer holds a Bachelor of Arts in Accounting from Michigan State University.

Summary Compensation Table

      The following table sets forth information concerning compensation for 2003, 2002 and 2001 earned by or paid to the Chief Executive Officer and the other executive officers of Patterson-UTI:

		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
		Salary	Bonus	Compensation(1)	Options Granted	Compensation(2)
Name and Principal Position(s)	Year	($)	($)	($)	(#)	($)

Mark S. Siegel(3)	2003	298,333	411,530	—	190,000	—
Chairman of the Board	2002	180,833	140,000	—	400,000	—
	2001	160,577	300,000	—	250,000	—

Cloyce A. Talbott	2003	413,750	411,530	—	190,000	4,935
Chief Executive Officer	2002	316,458	140,000	—	400,000	6,000
	2001	317,500	375,000	—	250,000	5,250

A. Glenn Patterson	2003	413,750	411,530	—	190,000	4,935
President and Chief	2002	316,458	140,000	—	400,000	6,000
Operating Officer	2001	317,500	375,000	—	250,000	5,250

Kenneth N. Berns(3)	2003	182,333	205,765	—	95,000	—
Senior Vice President	2002	108,500	70,000	—	200,000	—
	2001	104,615	150,000	—	125,000	—

Jonathan D. Nelson	2003	198,667	205,765	—	95,000	3,935
Vice President, Chief	2002	144,667	70,000	—	200,000	2,438
Financial Officer, Secretary	2001	157,833	150,000	—	125,000	5,250
and Treasurer
John E. Vollmer III(3)	2003	251,908	205,765	—	95,000	3,935
Senior Vice President —	2002	190,779	70,000	—	200,000	5,500
Corporate Development	2001	204,558	150,000	—	125,000	1,574

(1)	The aggregate amounts of perquisites and other personal benefits, securities or property received by each of the executive officers does not exceed the lesser of $50,000 or ten percent of that executive officer’s combined annual salary and bonus during the applicable year.

(2)	Amounts set forth for 2003, 2002 and 2001 reflect Patterson-UTI’s (or UTI’s, as applicable) contributions or other allocations to defined contribution plans.

(3)	These individuals were previously employed by UTI, which merged with and into Patterson-UTI on May 8, 2001. Amounts presented herein include compensation received from UTI prior to the merger.

      The following table sets forth information regarding grants of stock options during 2003 to the executive officers listed in the Summary Compensation Table:

Options Granted During Fiscal Year 2003

	Number of		% of Total Options	Exercise or
	Securities Underlying		Granted to Employees	Base Price	Expiration	Grant Date
Name	Options Granted		in Fiscal Year	($/Sh)	Date	Value(2)

Mark S. Siegel	190,000	(1)	22.22%	$32.44	4/29/13	$3,040,304
Cloyce A. Talbott	190,000	(1)	22.22%	$32.44	4/29/13	$3,040,304
A. Glenn Patterson	190,000	(1)	22.22%	$32.44	4/29/13	$3,040,304
Kenneth N. Berns	95,000	(1)	11.11%	$32.44	4/29/13	$1,520,152
Jonathan D. Nelson	95,000	(1)	11.11%	$32.44	4/29/13	$1,520,152
John E. Vollmer III	95,000	(1)	11.11%	$32.44	4/29/13	$1,520,152

(1)	These options were granted pursuant to the terms and conditions of the Patterson-UTI Energy, Inc. Amended and Restated 1997 Long Term Incentive Plan. These options vest over a three (3) year period as follows: 33.33% on April 30, 2004, and then in equal monthly installments through April 30, 2006.

(2)	The value of the options were estimated using the Black-Scholes option valuation model. The following assumptions were used in the calculation: no expected dividend, risk-free interest rate of 2.81%, volatility of 52.05% and an expected term of 5 years. No discount was considered for the non-transferability or the risk of forfeiture of the options. The actual value, if any, of any option will depend on the amount, if any, by which the stock price exceeds the exercise price on the date the option is exercised. Thus, this valuation may not be a reliable indication as to the value and there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.

      The following table sets forth information concerning stock options exercised in 2003 and stock options unexercised at December 31, 2003 for the executive officers of Patterson-UTI:

Aggregated Option Exercises in 2003

and Value Table at December 31, 2003

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
			December 31, 2003(2)		December 31, 2003(3)
	Shares Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark S. Siegel	—	$—	489,721	530,279	$8,343,435	$3,679,940
Cloyce A. Talbott	100,000	$2,632,970	309,721	530,279	$3,299,160	$3,679,940
A. Glenn Patterson	266,000	$5,723,420	218,721	530,279	$1,744,880	$3,679,940
Kenneth N. Berns	—	$—	254,861	265,139	$4,451,955	$1,839,970
Jonathan D. Nelson	—	$—	198,456	265,139	$2,550,663	$1,839,970
John E. Vollmer III	—	$—	488,344	260,056	$10,922,821	$1,737,082

(1)	Calculated by subtracting actual option exercise price from the market price at the respective dates of exercise and multiplying the difference by the number of shares in each category.

(2)	The total number of unexercised options held as of December 31, 2003, separated between those options that were exercisable and those options that were not exercisable.

(3)	Calculated by subtracting the actual option exercise price from the market price at December 31, 2003 ($32.93 per share) and multiplying the difference by the number of shares in each category.

CHANGE IN CONTROL ARRANGEMENTS; EMPLOYMENT CONTRACTS;

INDEMNIFICATION AGREEMENTS

      On January 29, 2004, Patterson-UTI entered into change in control agreements (each, an “Agreement” and collectively, the “Agreements”) with Messrs. Siegel, Talbott, Patterson, Berns, Nelson and Vollmer, (each, an “Employee” and collectively, the “Employees”). The Agreements were entered into to protect the Employees should a change in control occur, thereby encouraging the Employee to remain in the employ of Patterson-UTI and not be distracted from the performance of his duties to Patterson-UTI by the possibility of a change in control.

      In the event of a change in control of Patterson-UTI in which an Employee’s employment is terminated by Patterson-UTI other than for cause or by the Employee for good reason, the terms of the Agreement would entitle the Employee to, among other things:

•	a bonus payment equal to the greater of the highest bonus paid after the Agreement was entered into and the average of the two annual bonuses earned in the two fiscal years immediately preceding a change in control (such bonus payment prorated for the portion of the fiscal year preceding the termination date),

•	a payment equal to 2.5 times (in the case of Messrs. Siegel, Talbott and Patterson) or 1.5 times (in the case of Messrs. Berns, Nelson and Vollmer) of the sum of (1) the highest annual salary in effect for such Employee and (2) the average of the three annual bonuses earned by the Employee for the three fiscal years preceding the termination date, and

•	continued coverage under Patterson-UTI’s welfare plans for up to three years (in the case of Messrs. Siegel, Talbott and Patterson) or two years (in the case of Messrs. Berns, Nelson and Vollmer).

      Each Agreement provides the Employee with a full gross-up payment for any excise taxes imposed on payments and benefits received under the Agreements or otherwise including other taxes that may be imposed as a result of the gross-up payment.

      A change in control is principally defined by the Agreement as:

•	an acquisition by any individual, entity or group of beneficial ownership of 35% or more of either Patterson-UTI’s then outstanding Common Stock or the combined voting power of the then outstanding voting securities of Patterson-UTI entitled to vote in the election of directors,

•	a change occurs in which the members of the Board of Directors as of the date of the Agreement cease to constitute at least a majority of Patterson-UTI’s Board of Directors unless that change occurs through a vote of at least a majority of the incumbent members of the Board of Directors, or

•	a change in the beneficial ownership of Patterson-UTI following consummation of a reorganization, merger, consolidation, sale of Patterson-UTI or any subsidiary of Patterson-UTI or a disposition of all or substantially all of the assets of Patterson-UTI in which the beneficial owners immediately prior to the transaction own 65% or less of outstanding Common Stock of the newly combined or merged entity.

      The Agreements terminate on the first to occur of:

•	the Employee’s death, disability or retirement,

•	the termination of the Employee’s employment, or

•	three years from the date the Agreement was signed although, unless otherwise terminated, the Agreements will automatically renew for successive twelve-month periods unless Patterson-UTI notifies the Employee at least 90 days before the expiration of the initial term or the renewal period, as applicable, that the term will not be extended.

      Messrs. Siegel, Berns and Vollmer have employment arrangements which entitle them to one year’s salary upon termination of employment with Patterson-UTI.

      All unvested stock options held by executive officers vest upon a change of control as defined by the underlying stock option plan.

      Patterson-UTI has entered into an indemnification agreement with each of its executive officers and directors containing provisions that may require Patterson-UTI, among other things, to indemnify such executive officers and directors against liabilities that may arise by reason of their status or service as executive officers or directors (subject to certain exceptions) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

CERTAIN TRANSACTIONS

      In connection with the acquisition by REMY Capital Partners III, L.P. (“REMY Capital”) of an ownership interest in UTI in March 1995, REMY Capital succeeded to a registration rights agreement with UTI. As the successor-in-interest to UTI, Patterson-UTI assumed this registration rights agreement pursuant to which REMY Capital has the right to require Patterson-UTI to use its reasonable efforts to register shares held by REMY Capital under the Securities Act of 1933, as amended. In the event that such rights are exercised in connection with a primary offering proposed by Patterson-UTI (or a secondary offering with which Patterson-UTI agrees to participate), REMY Capital would bear its pro rata share of the costs of the offering, other than legal, accounting and printing costs, all of which Patterson-UTI would bear. In the event that REMY Capital elected to exercise such rights other than in connection with an offering in which Patterson-UTI participates, REMY Capital would bear all costs of the offering. These rights continue so long as REMY Capital continues to own the Common Stock that it acquired in March 1995.

      Mr. Siegel, Chairman of the Board of Patterson-UTI, is President and sole stockholder of REMY Investors, which is the general partner of REMY Capital. Mr. Berns, a director and Senior Vice President of Patterson-UTI, is an executive of REMY Investors.

      During 2003, Patterson-UTI paid approximately $740,000 to TMP Truck and Trailer LP (“TMP”), an entity owned by Thomas M. Patterson, son of A. Glenn Patterson, Patterson-UTI’s President and Chief Operating Officer, for certain equipment and metal fabrication services. Purchases from TMP were at current market prices. TMP continues to be a vendor to Patterson-UTI in 2004.

      During 2003, Patterson-UTI paid approximately $209,000 to Melco Services (“Melco”) for dirt contracting services and $59,000 to L&N Transportation (“L&N”) for water hauling services. Both entities are owned by Lance D. Nelson, brother of Jonathan D. Nelson, Patterson-UTI’s Vice President, Chief Financial Officer, Secretary and Treasurer. Purchases from Melco and L&N were at current market prices. Melco and L&N continue to be vendors to Patterson-UTI in 2004.

      Patterson-UTI operates certain oil and natural gas properties in which certain of its officers and members of their families have participated, either individually or through entities they control, in the prospects or properties in which Patterson-UTI has an interest. These participations, which have been on a working interest basis, have been in prospects or properties originated or acquired by Patterson-UTI. At December 31, 2003, affiliated persons were working interest owners of 236 of the 260 wells operated by Patterson-UTI. Sales of working interests are made by Patterson-UTI to reduce its economic risk in the properties. Generally, it is more efficient for Patterson-UTI to sell the working interests to these affiliated persons than to market them to unrelated third parties. Sales were made by Patterson-UTI at its cost, comprised of Patterson-UTI’s costs of acquiring and preparing the working interests for sale. These costs were paid by the working interest owners on a pro rata basis based upon their working interest ownership percentage. The price at which working interests were sold to affiliated persons was the same price at which working interests were sold to unaffiliated persons.

      The following table sets forth production revenues received and joint interest costs of each of the affiliated persons during 2003 for all wells operated by Patterson-UTI in which they have working interests. These amounts do not necessarily represent their profits or losses from these interests because the joint interest costs do not include the parties’ related drilling and leasehold acquisition costs incurred prior to January 1, 2003. These activities resulted in a net receivable from the affiliated persons of approximately $17,000 at December 31, 2003 and a net payable to the affiliated persons of approximately $466,000 at December 31, 2002.

	Year Ended December 31, 2003

		Joint
	Production	Interest
Name	Revenues(1)	Costs(2)

Cloyce A. Talbott	$185,180	$85,244
Anita Talbott(3)	73,424	27,514
Jana Talbott, Executrix to the Estate of Steve Talbott(3)	2,633	3,467
Stan Talbott(3)	8,802	2,531
John Evan Talbott Trust(3)	2,880	1,066
Lisa Beck and Stacy Talbott(3)	737,445	503,017
SSI Oil & Gas, Inc.(4)	240,921	129,290
IDC Enterprises, Ltd.(5)	9,553,047	6,829,996
SSSL, Ltd.(6)	1,744	1,177
A. Glenn Patterson	127,027	45,942
Glenn Patterson Family Limited Partnership(7)	1,744	1,181
Robert Patterson(7)	8,423	3,348
Thomas M. Patterson(7)	8,423	3,348
Jonathan D. Nelson	151,912	265,355

Total	$11,103,605	$7,902,476

(1)	Revenues for production of oil and natural gas, net of state severance taxes.

(2)	Includes leasehold costs, tangible equipment costs, intangible drilling costs, and lease operating expense billed during that period. All joint interest costs have been paid on a timely basis.

(3)	Anita Talbott is the wife of Cloyce A. Talbott. Stan Talbott, Lisa Beck, and Stacy Talbott are Mr. Talbott’s adult children. Steve Talbott is the deceased son of Mr. Talbott. John Evan Talbott is Mr. Talbott’s grandson.

(4)	SSI Oil & Gas, Inc. is beneficially owned 50% by Cloyce A. Talbott and directly owned 50% by A. Glenn Patterson.

(5)	IDC Enterprises, Ltd. is 50% owned by Cloyce A. Talbott and 50% owned by A. Glenn Patterson.

(6)	SSSL, Ltd. is a limited partnership in which children and grandchildren of Mr. Talbott are beneficiaries and Mr. Talbott is the general partner.

(7)	Robert and Thomas M. Patterson are A. Glenn Patterson’s adult children. The Glenn Patterson Family Limited Partnership is a partnership in which each of Mr. Patterson’s children shares equally and Mr. Patterson is the manager.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee sets and administers the policies that govern the annual compensation and long-term compensation of executive officers and directors of Patterson-UTI. The Compensation Committee consisted of Messrs. Huff and Hunt, and Ms. Smith, each of whom is an independent director as defined by the NASD published listing standards. The Compensation Committee makes all decisions concerning compensation of executive officers, determines the total amount of bonuses to be paid annually and grants all awards of stock options under Patterson-UTI’s incentive stock option plans. The Compensation Committee also reviews and oversees bonus and incentive compensation decisions for Patterson-UTI as a whole.

      The Compensation Committee’s policy is to provide to the executives competitive compensation packages that will permit Patterson-UTI to attract and retain highly qualified individuals and to motivate and reward Patterson-UTI’s executives for performance that benefits Patterson-UTI and its shareholders. Historically, Patterson-UTI’s executive compensation package consisted of a combination of base salary, cash bonus awards and long-term incentive opportunities in the form of stock options and a 401(k) plan.

      Executive salaries are reviewed by the Compensation Committee on an annual basis and are set for individual executive officers based on subjective evaluations of each individual’s specific performance, Patterson-UTI’s financial results and position, Patterson-UTI’s performance compared to similar companies and a comparison to salary ranges for executives of other companies in the oil and natural gas industry with characteristics similar to those of Patterson-UTI. The process applied by the Compensation Committee is intended to allow the committee to set salaries in a manner that is both competitive and reasonable within the industry.

      Cash bonuses have historically been considered on an annual basis by the Compensation Committee using a variety of objective and subjective criteria, including (i) the relative and overall financial results of Patterson-UTI from an earnings and cash flow generation standpoint, (ii) the operational results (including cash margin per rig and rig utilization) of Patterson-UTI as compared to its competition, (iii) the implementation of corporate objectives and acquisition and integration strategies and (iv) the performance of the stock against its peers and the industry.

      During 2003, the Compensation Committee engaged an outside consultant to assist it in the design of an executive compensation package for Patterson-UTI that would be both competitive in the industry and focused on establishing incentive compensation tied to financial performance and operational results. In initiating such engagement, the committee recognized that the compensation philosophy of Patterson-UTI had provided cash compensation at a lower level than many of Patterson-UTI’s peers but had endeavored to offset this with relatively higher equity compensation. The study indicated to the committee that the cash compensation paid to the top executives was generally in the bottom quartile when compared to Patterson-UTI’s peers both for base salary and bonus compensation. The study also indicated that the stock-based compensation was in the top quartile when compared to peers and over all the total compensation was slightly below the median.

      In contrast to the relative position of executive compensation at Patterson-UTI to its peers, the committee noted that under almost all value matrixes, Patterson-UTI had consistently provided returns to its stockholders substantially higher than most peers and that performance and returns to stockholders were among the top in the industry over a sustained period of time.

      After consideration of the data and information provided to the committee by the outside consultant and the performance of the top executives, the committee believed that substantial increases in cash salaries were appropriate for the executive officers and approved those increases effective May 1, 2003. The committee also determined that Patterson-UTI should implement a more formal cash bonus program and created a cash bonus plan for 2003 of a bonus pool for the top executive officers based on earnings before interest, income taxes and depreciation, depletion and amortization. The committee retained the right to allocate the pool among the executive officers in its discretion. The committee also awarded stock options on a basis it believed to be consistent with Patterson-UTI’s past practices, as noted above, with respect to equity compensation.

      The compensation of the Chief Executive Officer of Patterson-UTI is determined in the same manner as the compensation for other executive officers as described above. As a result, Mr. Talbott’s base annual salary was increased from $350,000 to $450,000 effective May 1, 2003. Mr. Talbott also received a cash bonus for 2003 of $411,530 from the bonus pool discussed above.

      It is the general policy of the Compensation Committee to review stock-based compensation of Patterson-UTI on at least an annual basis. Awards of stock-based compensation reflect the Board’s and Compensation Committee’s desire to provide Patterson-UTI’s employees who have substantial responsibility for Patterson-UTI’s management and growth with additional incentives by increasing their proprietary interest in the success of Patterson-UTI. As noted above, on a relation to peers basis, stock-based compensation has historically been given more weight in Patterson-UTI’s overall compensation package than cash compensation. The decision whether to grant stock options to any particular employee is based upon a variety of factors, including position, performance, current share and stock option ownership and the need to insure the continued employment of the employee with Patterson-UTI. During 2003 the committee awarded options to purchase 190,000 shares to Mr. Talbott at the then current market price.

      In considering compensation decisions for the executive management of Patterson-UTI, the Compensation Committee and the Board of Directors of Patterson-UTI routinely considers the potential effect of section 162(m) of the Code. Section 162(m) imposes a limitation on deductions over $1 million that can be taken by a publicly held corporation for compensation paid to certain of its executive officers. Stock option grants and cash and other performance awards pursuant to Patterson-UTI’s employee benefit plans may be exempt from the deduction limit if certain requirements are met.

Compensation Committee of the Board of Directors:

Curtis W. Huff, Chairman
Terry H. Hunt
Nadine C. Smith

PERFORMANCE GRAPH

      The following graph compares the cumulative stockholder return on the Common Stock of Patterson-UTI, for the period from December 31, 1998 through December 31, 2003, with the cumulative total return of the Standard and Poors 500 Stock Index, the Oilfield Service Index, and a Patterson-UTI determined peer group. Patterson-UTI’s 2003 peer group consists of Grey Wolf, Inc., Helmerich & Payne, Inc., Nabors Industries, Ltd., plus Unit Corp. Patterson-UTI’s 2002 peer group index comprised the companies in its 2003 peer group and Key Energy Services, Inc., Pioneer Drilling Co., Precision Drilling Corp. and TMBR/Sharp Drilling, Inc. All of the companies in Patterson-UTI’s 2003 and 2002 peer group are providers of land-based drilling services. The graph assumes investment of $100 on December 31, 1998 and reinvestment of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURNS

(Total return based on $100 initial investment and reinvestment of all dividends)

	Basis
	1998	1999	2000	2001	2002	2003
Description	($)	($)	($)	($)	($)	($)

Patterson-UTI Energy, Inc.	100.00	320.00	916.92	573.78	742.64	810.58
2003 Peer Group Index	100.00	191.38	377.87	231.23	239.25	271.75
2002 Peer Group Index*	100.00	194.35	369.54	237.12	251.49	294.59
S&P 500 Index	100.00	121.05	110.02	96.95	75.52	97.19
Oilfield Service Index (OSX)	100.00	166.82	242.15	169.12	168.27	182.34

*	As a result of Patterson-UTI’s continued growth as a provider of domestic, land-based contract drilling services and Patterson-UTI’s significantly increased market capitalization over the past several years, the 2002 Peer Group Index was revised in 2003 to include only the companies that own the four largest domestic, land-based contract drilling fleets, other than Patterson-UTI.

      The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 under such act.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of May 28, 2004, the stock ownership of (i) the executive officers, directors and Board nominees individually, (ii) all directors, Board nominees and executive officers as a group and (iii) each person known by Patterson-UTI to be the beneficial owner of more than 5% of Patterson-UTI’s Common Stock. The table does not reflect the pro forma effect of the Stock Split.

	Amount and
	Nature of
Name of	Beneficial		Percent
Beneficial Owner	Ownership		of Class

Beneficial Owners of more than 5% of Patterson-UTI’s Common Stock:
FMR Corp
82 Devonshire Street Boston, MA 02109	4,625,340		5.5%
First Pacific Advisors, Inc.
11400 West Olympic Boulevard Los Angeles, CA 90064	4,292,600		5.1%
Directors, Board nominees and Executive Officers Listed in Summary Compensation Table:
Mark S. Siegel	4,075,079	(1)	4.9%
Cloyce A. Talbott	724,121	(2)	*
A. Glenn Patterson	507,129	(3)	*
Kenneth N. Berns	317,778	(4)	*
Robert C. Gist	46,386	(5)	*
Curtis W. Huff	33,940	(6)	*
Terry H. Hunt	24,000	(7)	*
Kenneth R. Peak	35,000	(8)	*
Nadine C. Smith	49,000	(9)	*
Jonathan D. Nelson	195,378	(10)	*
John E. Vollmer III	338,778	(11)	*

All directors and executive officers as a group	6,346,589	(12)	7.4%

*	indicates less than 1.0%

(1)	Mr. Siegel is the President and sole stockholder of REMY Investors, which is the general partner of REMY Capital Partners III, L.P. (“REMY Capital”). The Common Stock beneficially owned by Mr. Siegel includes 3,294,524 shares of Common Stock owned by REMY Capital. The Common Stock beneficially owned by Mr. Siegel also includes stock options held by Mr. Siegel, which are presently exercisable or become exercisable within sixty days, to purchase 535,555 shares of Common Stock, but does not include 409,445 shares underlying stock options held by Mr. Siegel that are not presently exercisable and will not become exercisable within sixty days. Includes 25,000 shares of restricted Common Stock held by Mr. Siegel, over which he presently has voting power.

(2)	Includes shares underlying stock options held by Mr. Talbott, which are presently exercisable or become exercisable within sixty days, to purchase 490,555 shares. Does not include shares underlying stock options held by Mr. Talbott to purchase 409,445 shares each that are not presently exercisable and will not become exercisable within sixty days. Includes 25,000 shares of restricted Common Stock held by Mr. Talbott, over which he presently has voting power.

(3)	Includes shares underlying stock options held by Mr. Patterson, which are presently exercisable or become exercisable within sixty days, to purchase 399,555 shares. Does not include shares underlying stock options held by Mr. Patterson to purchase 409,445 shares each that are not presently exercisable and will not become exercisable within sixty days. Includes 25,000 shares of restricted Common Stock held by Mr. Patterson, over which he presently has voting power.

(4)	Includes shares underlying stock options owned by Mr. Berns, which are presently exercisable or become exercisable within sixty days, to purchase 285,278 shares. Does not include 204,722 shares underlying stock options that are not presently exercisable and will not become exercisable within sixty days and does not include shares of Common Stock beneficially owned by REMY Investors by whom Mr. Berns is employed. Mr. Berns disclaims beneficial ownership of such shares beneficially owned by REMY Investors. Includes 12,500 shares of restricted Common Stock held by Mr. Berns, over which he presently has voting power.

(5)	Includes shares underlying presently exercisable stock options held by Mr. Gist to purchase 23,000 shares. Does not include 10,000 shares underlying stock options held by Mr. Gist that are not presently exercisable and will not become exercisable within sixty days.

(6)	Includes shares underlying presently exercisable stock options held by Mr. Huff to purchase 30,000 shares. Does not include 10,000 shares underlying stock options held by Mr. Huff that are not presently exercisable and will not become exercisable within sixty days.

(7)	Includes shares underlying presently exercisable stock options held by Mr. Hunt to purchase 20,000 shares.

(8)	Includes shares underlying presently exercisable stock options held by Mr. Peak to purchase 35,000 shares. Does not include 10,000 shares underlying stock options held by Mr. Peak that are not presently exercisable and will not become exercisable within sixty days.

(9)	Includes shares underlying presently exercisable stock options held by Ms. Smith to purchase 30,000 shares. Does not include 10,000 shares underlying stock options held by Ms. Smith that are not presently exercisable and will not become exercisable within sixty days.

(10)	Includes shares underlying stock options owned by Mr. Nelson, which are presently exercisable or become exercisable within sixty days, to purchase 182,778 shares. Does not include 204,722 shares underlying stock options held by Mr. Nelson that are not presently exercisable and will not become exercisable within sixty days. Includes 12,500 shares of restricted Common Stock held by Mr. Nelson, over which he presently has voting power.

(11)	Includes shares underlying stock options owned by Mr. Vollmer, which are presently exercisable or become exercisable within sixty days, to purchase 326,278 shares. Does not include 203,722 shares underlying stock options held by Mr. Vollmer that are not presently exercisable and will not become exercisable within sixty days. Includes 12,500 shares of restricted Common Stock held by Mr. Vollmer, over which he presently has voting power.

(12)	Includes shares underlying stock options, which are presently exercisable or become exercisable within sixty days, to purchase 2,353,999 shares of Common Stock. Does not include shares underlying stock options to purchase 1,881,501 shares owned by such individuals that are not presently exercisable and will not become exercisable within sixty days. Includes an aggregate of 112,500 shares of restricted Common Stock held by certain directors and executive officers, over which they presently have voting power.

      Except as stated herein, each stockholder has sole voting and investment power with respect to Common Stock included in the above table. There are no arrangements known to Patterson-UTI which may result in a change in control.

AUDIT COMMITTEE REPORT

      The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Patterson-UTI filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Patterson-UTI specifically incorporates this report by reference therein.

      The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

      The Audit Committee met four times during fiscal 2003. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of Patterson-UTI’s management.

      During fiscal 2003, as part of its oversight of the financial statements, the Audit Committee reviewed and discussed with both management and the independent auditors the audited financial statements and quarterly operating results prior to their issuance. During fiscal 2003, Patterson-UTI’s management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee.

      In addition, during fiscal 2003, the Audit Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of Patterson-UTI’s internal control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the internal control structure, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

      Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Patterson-UTI’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Audit Committee of the Board of Directors:

Kenneth R. Peak, Chairman
Robert C. Gist
Nadine C. Smith

PricewaterhouseCoopers Fees for Fiscal Years 2003 and 2002

      In 2003 and 2002, PricewaterhouseCoopers LLP billed Patterson-UTI and its subsidiaries for the aggregate fees set forth in the table below. These fees include all fees incurred by Patterson-UTI for (i) professional services rendered for the audit of Patterson-UTI’s annual financial statements and review of quarterly financial statements, (ii) assurance and related services that are reasonably related to the performance of the audit or review of Patterson-UTI’s financial statements, (iii) professional services rendered for tax compliance, tax advice, and tax planning, and (iv) products and services provided by PricewaterhouseCoopers LLP.

	Fees Incurred in	Fees Incurred in
	Fiscal Year	Fiscal Year
Description	2003	2002

Audit fees	$323,000	$331,000
Audit-related fees	180,000	73,000
Tax fees	81,000	285,000
All other fees	31,000	98,000

Total	$615,000	$787,000

      The Audit Committee approves the appointment of the independent audit firm. The Audit Committee or Mr. Peak, as Chairman of the Audit Committee, approves all other engagements of the independent audit firm in advance. In the event Mr. Peak approves any such engagement, he discusses such approval with the Audit Committee at the next meeting.

Fiscal 2003

      “Audit Fees” relate to audit services of PricewaterhouseCoopers LLP for fiscal 2003 consisting of the examination of Patterson-UTI’s consolidated financial statements and quarterly review of Patterson-UTI’s financial statements. “Audit-related Fees” includes reading of Patterson-UTI’s registration statement and consultation on the correspondence between Patterson-UTI and the SEC related to the registration statement/proxy statement with respect to the acquisition of TMBR/ Sharp Drilling, Inc. “Tax Fees” includes federal, state and foreign income tax compliance and related matters. “All Other Fees” includes consultation related to Sarbanes-Oxley matters. The Audit Committee or Mr. Peak, as Chairman of the Audit Committee, approved all of the services described above.

Fiscal 2002

      “Audit Fees” relate to audit services of PricewaterhouseCoopers LLP for fiscal 2002 consisting of the examination of Patterson-UTI’s consolidated financial statements and quarterly review of Patterson-UTI’s financial statements. “Audit-related Fees” includes consultation on the appropriate accounting method related to the acquisition of TMBR/ Sharp Drilling, Inc. “Tax Fees” includes federal, state and foreign income tax compliance and related matters. “All Other Fees” includes consultation related to Sarbanes-Oxley matters. The Audit Committee or Mr. Peak, as Chairman of the Audit Committee, approved all of the services described above.

      The Audit Committee has discussed the non-audit services provided by PricewaterhouseCoopers LLP and the related fees and has considered whether those services and fees are compatible with maintaining auditor independence. The Audit Committee determined that such non-audit services were consistent with the independence of PricewaterhouseCoopers LLP.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act requires Patterson-UTI’s officers and directors, and persons who own more than 10% of a registered class of Patterson-UTI’s equity securities, to file reports of ownership and changes in ownership with the SEC. Each of these persons is required by SEC regulation to furnish Patterson-UTI with copies of Section 16(a) filings.

      Based solely on its review of copies of such forms received by it, Patterson-UTI believes that, during the year ended December 31, 2003, its officers, directors, other than Mr. Stephen J. DeGroat, and beneficial owners of more than ten percent of a registered class of its equity securities complied with all applicable filing requirements. Mr. DeGroat failed to timely file a Form 4 related to a sale of Common Stock prior to his cessation of directorship on April 30, 2003.

Other Business

      As of the date of this proxy statement, management of Patterson-UTI was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Stockholder Proposals for 2005 Annual Meeting

      All proposals submitted by stockholders for presentation at the 2005 annual meeting must comply with the SEC’s rules regarding shareholder proposals. In addition, Patterson-UTI’s bylaws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder, in addition to any other applicable requirements, must be a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and must give timely notice of such business in writing to the Secretary of Patterson-UTI. To be timely with respect to the 2005 annual meeting, a stockholder’s notice must be delivered to or mailed and received at Patterson-UTI’s principal executive offices not earlier than March 1, 2005 and not later than March 31, 2005; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after June 29, 2005, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first.

      A stockholder’s notice to the Secretary of Patterson-UTI shall set forth:

•	a brief description of each matter desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

•	the name and record address of the stockholder proposing such business,

•	the class and number of shares of Patterson-UTI that are beneficially owned by the stockholder,

•	any material interest of the stockholder in such business, and

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

      The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the stockholder has not provided timely written notice as required by the Patterson-UTI bylaws.

      Any proposal by a stockholder to be presented at Patterson-UTI’s 2005 annual meeting of stockholders must be received by Patterson-UTI no later than February 1, 2005, in order to be eligible for inclusion in Patterson-UTI’s proxy statement and proxy used in connection with the 2005 annual meeting.

      Patterson-UTI reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Annual Report

      You are referred to Patterson-UTI’s annual report to stockholders with a copy of its Annual Report on Form 10-K, as amended, for the year ended December 31, 2003, filed with the SEC, enclosed herewith for your information. The annual report to stockholders is not incorporated in this proxy statement and is not to be considered part of the soliciting material.

APPENDIX A

PATTERSON-UTI ENERGY, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

Purpose

      The Audit Committee shall oversee management’s conduct of the Corporation’s accounting and financial reporting process including review of the financial reports and other financial information provided by the Corporation to the public and government and regulatory bodies, the Corporation’s system of internal accounting, the Corporations’ financial controls, and the annual independent audit of the Corporation’s financial statements. The Audit Committee shall also oversee compliance with the Corporation’s codes of conduct and ethics and with legal and regulatory requirements.

      In discharging its role, the Audit Committee is empowered to investigate any matter brought to its attention or developed on its own initiative, with full access to all books, records, facilities and personnel to the Corporation and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Audit Committee are in place to represent the corporation’s stockholders; and, accordingly, the independent auditors are ultimately accountable to the Board through the Audit Committee.

Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence requirements of Rules 4200(a)(15) and 4350(d)(2) of the NASDAQ Stock Market, Inc. and Rule 10A-3(b)(1) of the rules and regulations under the Securities Exchange Act of 1934. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

      The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership. A member of the Audit Committee may be removed at any time by the Board.

      Additionally, the Audit Committee shall have at least one audit committee financial expert within the meaning of item 401(h)(2) of Schedule SK of the Securities and Exchange Commission and meeting the requirements of Rule 4350(d)(2)(iv) of the NASDAQ Stock Market, Inc.

Meetings

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, including the Chief Financial Officer, and the independent auditors separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent auditors and management quarterly to review the Corporation’s financial statements consistent with paragraph number 3 below.

Responsibilities and Duties

      The Audit Committee’s job is one of review and it recognizes that the Corporation’s management is responsible for preparing the Corporations’ financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that management and the independent auditors have more time, knowledge, and detailed information concerning the corporation than do Audit Committee members. Consequently, in performing its functions, the Audit Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the independent auditors’ work.

      The following functions will be the common recurring activities of the Audit Committee. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances.

Documents/ Reports Review

      1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

      2. Review with management and the independent auditors the Corporation’s audited financial statements, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”).

      3. Review with management and the independent auditors the interim financial results prior to the release of earnings and filing of the Quarterly Report on Form 10-Q, and including a discussion with the independent auditors of the matters to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

      4. Review with management and independent auditors, the quality and adequacy of the Corporation’s internal controls.

      5. Discuss with management its philosophy and approach to earnings releases and guidance given to analysts and rating agencies.

Independent Auditors

      6. Pre-approve all audit and non-audit services provided by the independent auditors to the Corporation (subject to any de minimis exceptions permitted by law for non-audit services, which must, in any event, be approved annually by the Audit Committee prior to completion of the annual audit). The Audit Committee may take any measures that it determines to be appropriate to assure that the independent auditors are not engaged to perform specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to a member or members of the Audit Committee or to a subcommittee of the Audit Committee. The decisions of any Audit Committee member or members or subcommittee to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

      7. Review the performance of the independent auditors and make decisions with respect to the appointment, compensation, retention and oversight of the independent auditors (including resolutions of disagreements between management and the independent auditors). The independent auditors shall report directly to the Audit Committee.

      8. Oversee independence of the accountants by:

•	receiving from the independent auditors, on an annual basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1;

•	reviewing, and actively discussing with the Board, if necessary, and the independent auditors, on a periodic basis, any disclosed relationships or services between the independent auditors and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and

•	taking appropriate action to satisfy itself of the accountant’s independence.

      9. Based on the review and discussions referred to in Paragraphs numbered 2 and 7 above, the Audit Committee shall determine whether to recommend to the Board that the Corporations’ audited financial statements be included in the Corporations’ Annual Report on Form 10-K.

      10. The Audit Committee shall receive quarterly reports, and other reports as requested by it from time to time, from the independent auditors on, and assess, (i) the critical accounting policies and practices of the Company and (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications thereof and the preferred treatment thereof and shall receive from both (at the time they are sent) all material written communications between the independent auditors and the Company’s management.

Financial Reporting Process

      11. In conjunction with the independent auditors and the Chief Financial Officer, review the integrity of the Corporation’s financial reporting processes, both internal and external.

      12. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as recommended by the independent auditors, management, or the internal auditing department.

      13. Establish regular systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit; including any restrictions on the scope of the work or access to required information.

      14. Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.

Legal Compliance/ General

      15. The Audit Committee shall, from time to time, discuss with management, the internal auditors and the independent auditors the Company’s adherence to legal and ethical compliance programs (e.g., Company’s code of conduct) and the steps management has taken to require and monitor such adherence by Company employees and agents.

      16. The Audit Committee shall, from time to time as it deems appropriate, discuss with Company counsel matters that may have a material impact on the Company’s financial statements and compliance with legal requirements and shall receive any attorney’s report, required by law to be submitted to the committee or the Board of Directors, of evidence of a material violation of securities laws or breaches of fiduciary duty or similar violation by the Company or any agent thereof.

      17. The Audit Committee shall periodically require each of its members to certify that such person meets the independence requirements prescribed by law and NASDAQ rules, including that such person has received no compensation from the Company other than director and Board committee fees.

      18. The Audit Committee shall report through its Chairperson to the Board following meetings of the Audit Committee.

      19. The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.

      20. The Audit Committee shall have full authority to engage and cause the Corporation to compensate, as and when deemed necessary or appropriate by the Audit Committee, independent counsel and other advisers, including accounting advisers.

      21. The Corporation shall provide appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent accountant, and to any advisers engaged by the Audit Committee and for the ordinary administrative expenses of the Audit Committee necessary or appropriate to the carrying out of its duties.

      22. No Audit Committee member shall simultaneously serve on the audit committee of more than two other public companies without notice to and approval by the Board of Directors.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

APPENDIX B

CERTIFICATE OF AMENDMENT

to the
RESTATED CERTIFICATE OF INCORPORATION OF
PATTERSON-UTI ENERGY, INC.

      Patterson-UTI Energy, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

      FIRST: The name of the Corporation is PATTERSON UTI-ENERGY, INC.

      SECOND: The following amendment to the Restated Certificate of Incorporation was duly adopted by a vote of the stockholders sufficient for approval effective June 29, 2004, in the manner prescribed by the General Corporation Law of the State of Delaware:

      The first sentence of Article FOURTH of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is three hundred one million (301,000,000) shares, of which three hundred million (300,000,000) shares shall be Common Stock, having a par value of $0.01 per share, and one million (1,000,000) shares shall be Preferred Stock, having a par value of $0.01 per share.

      THIRD: The aforesaid amendment to the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: The aforesaid amendment does not effect a change in the amount of stated capital.

ATTEST: Jonathan D. Nelson, Secretary	PATTERSON-UTI ENERGY, INC. A. Glenn Patterson, President

Dated:                     , 2004

      Each of the undersigned, A. Glenn Patterson, the President of the Corporation, and Jonathan D. Nelson, the Secretary of the Corporation, hereby affirms and acknowledges, under penalties of perjury, that the respective signature of the undersigned on the foregoing instrument is his respective act and deed or the act and deed of the Corporation, and that the facts stated in the foregoing instrument are true.

A. Glenn Patterson,
President

Jonathan D. Nelson,
Secretary

B-1

APPENDIX C

PATTERSON-UTI ENERGY, INC.

AMENDED AND RESTATED

1997 LONG-TERM INCENTIVE PLAN

ARTICLE I:

GENERAL

      SECTION 1.1     Purpose of the Plan. This Amended and Restated 1997 Long-Term Incentive Plan (the “Plan”) of Patterson-UTI Energy, Inc. (the “Company”) is intended to advance the best interests of the Company, its subsidiaries and its stockholders in order to attract, retain and motivate key employees by providing them with additional incentives through (i) the grant of options (“Options”) to purchase shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”), (ii) the grant of stock appreciation rights (“Stock Appreciation Rights”), (iii) the award of shares of restricted Common Stock (“Restricted Stock”) and (iv) the award of units payable in cash or shares of Common Stock based on performance (“Performance Awards”), thereby increasing the personal stake of such key employees in the continued success and growth of the Company.

      SECTION 1.2     Administration of the Plan. (a) The Plan shall be administered either by the full Board of Directors of the Company (the “Board of Directors”) or by the Compensation Committee or other designated committee of the Board of Directors. The Board of Directors or such committee is referred to herein as the “Committee”. The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, to establish performance criteria in respect of Awards (as defined herein) under the Plan, to certify that Plan requirements have been met for any participant in the Plan, to submit such matters as it may deem advisable to the Company’s stockholders for their approval, and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. The Committee is expressly authorized to adopt rules and regulations limiting or eliminating its discretion in respect of certain matters as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law rule, or regulation. All decisions and acts of the Committee shall be final and binding upon all affected Plan participants.

      (b) The Committee shall designate the eligible employees, if any, to be granted Awards and the type and amount of such Awards and the time when Awards will be granted. All Awards granted under the Plan shall be on the terms and subject to the conditions determined by the Committee consistent with the Plan.

      SECTION 1.3     Eligible Participants. Key employees, including officers and directors, of the Company and its subsidiaries (all such subsidiaries being referred to as “Subsidiaries”) shall be eligible for Awards under the Plan.

      SECTION 1.4     Awards Under the Plan. Awards to key employees may be in the form of (i) Options, (ii) Stock Appreciation Rights, which may be issued independent of or in tandem with Options, (iii) shares of Restricted Stock, (iv) Performance Awards, or (v) any combination of the foregoing (collectively, “Awards”).

      SECTION 1.5     Shares Subject to the Plan. Initially, the aggregate number of shares of Common Stock that may be issued under the Plan shall be 8,250,000, subject to adjustment as provided in Section 5.2 of the Plan. Shares distributed pursuant to the Plan may consist of authorized but unissued shares or treasury shares of the Company, as shall be determined from time to time by the Board of Directors.

      If any Award under the Plan shall expire, terminate or be canceled (including cancellation upon an Option holder’s exercise of a related Stock Appreciation Right) for any reason without having been exercised in full, or if any Award shall be forfeited to the Company, the unexercised or forfeited Award shall not count against the above limits and shall again become available for Awards under the Plan (unless the holder of such

Award received dividends or other economic benefits with respect to such Award, which dividends or other economic benefits are not forfeited, in which case the Award shall count against the above limits). Shares of Common Stock equal in number to the shares surrendered in payment of the option price, and shares of Common Stock which are withheld in order to satisfy Federal, state or local tax liability, shall count against the above limits. Only the number of shares of Common Stock actually issued upon exercise of a Stock Appreciation Right shall count against the above limits, and any shares which were estimated to be used for such purposes and were not in fact so used shall again become available for Awards under the Plan. Cash exercises of Stock Appreciation Rights and cash settlement of other Awards will not count against the above limits.

      The aggregate number of shares of Common Stock subject to Options or Stock Appreciation Rights that may be granted to any one participant in any one year under the Plan shall be 600,000, subject to adjustment as provided in Section 5.2 of the Plan. The aggregate number of shares of Common Stock that may be granted to any one participant in any one year in respect of Restricted Stock shall be 600,000, subject to adjustment as provided in Section 5.2 of the Plan. The aggregate number of shares of Common Stock that may be received by any one participant in any one year in respect of a Performance Award shall be 600,000, subject to adjustment as provided in Section 5.2 of the Plan, and the aggregate amount of cash that may be received by any one participant in any one year in respect to a Performance Award shall be $500,000.

      The total number of Awards (or portions thereof) settled in cash under the Plan, based on the number of shares covered by such Awards (e.g., 100 shares for a Stock Appreciation Right with respect to 100 shares), shall not exceed a number equal to (i) the number of shares initially available for issuance under the Plan plus (ii) the number of shares that have become available for issuance under the Plan pursuant to the first paragraph of this Section 1.5.

      The aggregate number of shares of Common Stock that are available under the Plan for Options granted in accordance with Section 2.4(i) (“ISOs”) is 600,000, subject to adjustment as provided in Section 5.2 of the Plan.

      SECTION 1.6     Other Compensation Programs. Nothing contained in the Plan shall be construed to preempt or limit the authority of the Board of Directors to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Board of Directors (i) to grant incentive awards for proper corporate purposes otherwise than under the Plan to any employee, officer, director or other person or entity or (ii) to grant incentive awards to, or assume incentive awards of, any person or entity in connection with the acquisition (whether by purchase, lease, merger, consolidation or otherwise) of the business or assets (in whole or in part) of any person or entity.

ARTICLE II:

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      SECTION 2.1     Terms and Conditions of Options. Subject to the following provisions, all Options granted under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

(a) Option Price. The option price per share shall be determined by the Committee, except that in the case of an Option granted in accordance with Section 2.4(i) the option price per share shall not be less than the fair market value of a share of Common Stock (as determined by the Committee) on the date the Option is granted (other than in the case of substitute or assumed Options to the extent required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant).

(b) Term of Option. The term of an Option shall be determined by the Committee, except that the term of an Option shall not exceed ten years from the date of grant, and, notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

(c) Exercise of Options. Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option grant. Unless the Option grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Options held by any optionee. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder.

(d) Payment for Shares. The Committee may authorize payment for shares as to which an Option is exercised to be made in cash, shares of Common Stock, a combination thereof, by “cashless exercise” or in such other manner as the Committee in its discretion may provide.

(e) Stockholder Rights. The holder of an Option shall, as such, have none of the rights of a stockholder.

(f) Termination of Employment. The Committee shall have discretion to specify in the Option grant, or, with the consent of the optionee, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Option, during which the Option may be exercised following the optionee’s termination of employment.

      SECTION 2.2     Stock Appreciation Rights in Tandem with Options. (a) The Committee may, either at the time of grant of an Option or at any time during the term of the Option, grant Stock Appreciation Rights (“Tandem SARs”) with respect to all or any portion of the shares of Common Stock covered by such Option. A Tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a Tandem SAR is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when an Option is exercised, the Tandem SARs relating to the shares covered by such Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the term of the related Option (as determined pursuant to Section 2.1(b)) shall be automatically exercised on such date for cash without any action by the optionee.

      (b) Upon exercise of a Tandem SAR, the holder shall receive, for each share with respect to which the Tandem SAR is exercised, an amount (the “Appreciation”) equal to the difference between the option price per share of the Option to which the Tandem SAR relates and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Tandem SAR. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Tandem SAR.

      SECTION 2.3     Stock Appreciation Rights Independent of Options. Subject to the following provisions, all Stock Appreciation Rights granted independent of Options (“Independent SARs”) under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

(a) Exercise Price. The exercise price per share shall be determined by the Committee on the date the Independent SAR is granted.

(b) Term of Independent SAR. The term of an Independent SAR shall be determined by the Committee, and, notwithstanding any other provision of this Plan, no Independent SAR shall be exercised after the expiration of its term.

(c) Exercise of Independent SARs. Independent SARs shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Independent SAR grant. Unless the Independent SAR grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Independent SARs held by any participant. Upon exercise of an Independent SAR, the holder shall receive, for each share specified in the Independent SAR grant, an amount (the “Appreciation”) equal to the difference between the exercise price per share specified in the Independent SAR grant and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Independent SAR. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Independent SAR.

(d) Stockholder Rights. The holder of an Independent SAR shall, as such, have none of the rights of a stockholder.

(e) Termination of Employment. The Committee shall have discretion to specify in the Independent SAR grant, or, with the consent of the holder, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Independent SAR, during which the Independent SAR may be exercised following the holder’s termination of employment.

      SECTION 2.4     Statutory Options. Subject to the limitations on Option terms set forth in Section 2.1, the Committee shall have the authority to grant (i) ISOs within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant, including, if then applicable, limits with respect to minimum exercise price, duration and amounts and special limitations applicable to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate. Options granted pursuant to this Section 2.4 may contain such other terms and conditions permitted by Article II of this Plan as the Committee, in its discretion, may from time to time determine (including, without limitation, provision for Stock Appreciation Rights), to the extent that such terms and conditions do not cause the Options to lose their preferential tax treatment. If an Option intended to be an ISO ceases or is otherwise not eligible to be an ISO, such Option (or portion thereof necessary to maintain the status of the remaining portion of the Option as an ISO) shall remain valid but be treated as an Option other than an ISO.

      SECTION 2.5     Change of Control. Notwithstanding the exercisability schedule governing any Option or Stock Appreciation Right, upon the occurrence of a Change of Control (as defined in Section 5.8) all Options and Stock Appreciation Rights outstanding at the time of such Change of Control and held by participants who are employees of the Company or its subsidiaries at the time of such Change of Control shall (unless specifically provided otherwise in the grant thereof) become immediately exercisable and, unless the participant agrees otherwise in writing, remain exercisable for three years (but not beyond the term of the Option or Stock Appreciation Right) after the employee’s termination of employment for any reason other than termination by the Company or a subsidiary of the Company for dishonesty, conviction of a felony, willful unauthorized disclosure of confidential information or willful refusal to perform the duties of such employee’s position or positions with the Company or such subsidiary (termination for “cause”); provided that this Section 2.5 shall not apply to Awards granted to a participant if, in connection with a Change of Control pursuant to clause (1) of Section 5.8, such participant is the Person or forms part of the Person specified in such clause (1).

ARTICLE III:

RESTRICTED STOCK

      SECTION 3.1     Terms and Conditions of Restricted Stock Awards. Subject to the following provisions, all Awards of Restricted Stock under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

(a) Restricted Stock Award. The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock, and the date or dates on which the Restricted Stock will vest. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine in accordance with the provisions hereof. Performance objectives will be based on increases in share prices, operating income, net income or cash flow thresholds on a company wide, subsidiary or division or group basis, rig utilization, safety records, return on common equity or any combination of the foregoing.

(b) Restrictions on Transfer. Stock certificates representing the Restricted Stock granted to an employee shall be registered in the employee’s name. Such certificates shall either be held by the Company on behalf of the employee, or delivered to the employee bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Committee shall determine whether the employee shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. No share of Restricted Stock may be sold, transferred, assigned, or pledged by the employee until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event of an employee’s termination of employment before all the employee’s Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the employee shall be returned to the employee. At the time Restricted Stock vests (and, if the employee has been issued legended certificates of Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the employee or the employee’s estate, free of all restrictions.

(c) Accelerated Vesting. Notwithstanding the vesting conditions set forth in the Restricted Stock Award, (i) unless the Restricted Stock grant specifies otherwise, the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock, and (ii) all shares of Restricted Stock shall vest upon a Change of Control of the Company; provided that clause (ii) above shall not apply to Awards granted to a participant if, in connection with a Change of Control pursuant to clause (1) of Section 5.8, such participant is the Person or forms part of the Person specified in such clause (1).

(d) Maximum Number. The maximum aggregate number of shares of Restricted Stock which may be awarded under the Plan shall be 500,000 shares.

ARTICLE IV:

PERFORMANCE AWARDS

      SECTION 4.1      Terms and Conditions of Performance Awards. The Committee shall be authorized to grant Performance Awards, which are payable in stock, cash or a combination thereof, at the discretion of the Committee.

(a) Performance Period. The Committee shall establish with respect to each Performance Award a performance period over which the performance goal of such Performance Award shall be measured. The performance period for a Performance Award shall be established prior to the time such Performance Award is granted and may overlap with performance periods relating to other Performance Awards granted hereunder to the same employee.

(b) Performance Objectives. The Committee shall establish a minimum level of acceptable achievement for the holder at the time of each Award. Each Performance Award shall be contingent upon future performances and achievement of objectives described either in terms of Company-wide performance or in terms that are related to performance of the employee or of the division, subsidiary, department or function within the Company in which the employee is employed. The Committee shall have the authority to establish the specific performance objectives and measures applicable to such objectives. Such objectives, however, shall be based on increases in share prices, operating income, net income or cash flow thresholds on a company wide, subsidiary or division or group, rig utilization, safety records, return on common equity or any combination of the foregoing.

(c) Size, Frequency and Vesting. The Committee shall have the authority to determine at the time of the Award the maximum value of a Performance Award, the frequency of Awards and the date or dates when Awards vest.

(d) Payment. Following the end of each performance period, the holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. If at the end of the performance period the specified objectives have been attained, the employee shall be deemed to have fully earned the Performance Award. If the employee exceeds the specified minimum level of acceptable achievement but does not fully attain such objectives, the employee shall be deemed to have partly earned the Performance Award, and shall become entitled to receive a portion of the total Award, as determined by the Committee. If a Performance Award is granted after the start of a performance period, the Award shall be reduced to reflect the portion of the performance period during which the Award was in effect. Unless the Award specifies otherwise, including restrictions in order to satisfy the conditions under Section 162(m) of the Code, the Committee may adjust the payment of Awards or the performance objectives if events occur or circumstances arise which would cause a particular payment or set of performance objectives to be inappropriate, as determined by the Committee.

(e) Termination of Employment. A recipient of a Performance Award who, by reason of death, disability or retirement, terminates employment before the end of the applicable performance period shall be entitled to receive, to the extent earned, a portion of the Award which is proportional to the portion of the performance period during which the employee was employed. A recipient of a Performance Award who terminates employment for any other reason shall not be entitled to any part of the Award unless the Committee determines otherwise; however, the Committee may in no event pay the employee more than that portion of the Award which is proportional to his or her period of actual service.

(f) Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Performance Award, (i) unless the Award specifies otherwise, the Committee may in its discretion at any time accelerate vesting of the Award or otherwise waive or amend any conditions (including but not limited to performance objectives) in respect of a Performance Award, and (ii) all Performance Awards shall vest upon a Change of Control of the Company. In addition, each participant in the Plan shall receive the maximum Performance Award he or she could have earned for the proportionate part of the performance period prior to the Change of Control, and shall retain the right to earn any additional portion of his or her Award if he or she remains in the Company’s employ. However, clause (ii) above shall not apply to Awards granted to a participant if, in connection with a Change of Control pursuant to clause (1) of Section 5.8, such participant is the Person or forms part of the Person specified in such clause (1).

(g) Stockholder Rights. The holder of a Performance Award shall, as such, have none of the rights of a stockholder.

ARTICLE V:

ADDITIONAL PROVISIONS

      SECTION 5.1     General Restrictions. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any Federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

      SECTION 5.2     Adjustments for Changes in Capitalization. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin-offs, or other similar changes in capitalization, or any distribution to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including shares available for ISOs), in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award.

      In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

      SECTION 5.3     Amendments. (a) The Board of Directors may at any time and from time to time and in any respect amend or modify the Plan.

      (b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

      SECTION 5.4     Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the holder to pay an amount in cash or to retain or sell without notice, or demand surrender of, shares of Common Stock in value sufficient to satisfy any Federal, state or local withholding tax liability (“Withholding Tax”) prior to the delivery of any certificate for such shares (or remainder of shares if Common Stock is retained to satisfy such tax liability). Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Federal, state or local withholding tax liability. An Award may also provide the holder with the right to satisfy the Withholding Tax with previously owned shares of Common Stock or shares of Common Stock otherwise issuable to the holder.

      Whenever Common Stock is so retained or surrendered to satisfy Withholding Tax, the value of shares of Common Stock so retained or surrendered shall be determined by the Committee, and the value of shares of Common Stock so sold shall be the net proceeds (after deduction of commissions) received by the Company from such sale, as determined by the Committee.

      SECTION 5.5     Non-assignability. Except as expressly provided in the Plan or in any agreements, no Award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. During the life of the holder, Awards under the Plan shall be exercisable only by such holder or by the guardian or legal representative of such holder.

      SECTION 5.6     Non-uniform Determinations. Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive Awards; the form, amount and timing of such Awards; the terms and provisions of such Awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

      SECTION 5.7     No Guarantee of Employment. The grant of an Award under the Plan shall not constitute an assurance of continued employment for any period or any obligation of the Board of Directors to nominate any director for reelection by the Company’s stockholders.

      SECTION 5.8     Change of Control. A “Change of Control” shall be deemed to have occurred if:

(1) any Person (as defined below), other than a Designated Person, is or becomes the Beneficial Owner (as defined below) of securities of the Company representing 35% or more of the Voting Power (as defined below);

(2) there shall occur a change in the composition of a majority of the Board of Directors within any period of four consecutive years which change shall not have been approved by a majority of the Board of Directors as constituted immediately prior to the commencement of such period;

(3) at any meeting of the stockholders of the Company called for the purpose of electing directors, more than one of the persons nominated by the Board of Directors for election as directors shall fail to be elected; or

(4) a merger, consolidation, sale of substantially all assets or other reorganization of the Company, other than a reincorporation, in which the Company does not survive, shall occur.

      For purposes of this Section 5.8, (i) “Person” shall have the meaning set forth in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), as in effect on May 1, 1997, (ii) “Beneficial Owner” shall have the meaning set forth in Rules 13d-3 and 13d-5 promulgated under the Exchange Act on May 1, 1997; (iii) “Voting Power” shall mean the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors; and (iv) “Designated Person” shall mean any Person whose Beneficial Ownership of securities is solely the result of such Person acquiring securities as an underwriter in an underwritten public offering of such securities. Notwithstanding anything contained herein to the contrary, a Change in Control shall not be deemed to have occurred due to the Voting Power of Remy Capital Partners III, L.P. or any of its affiliates (collectively “Remy”) falling below 35% or subsequently increasing over 35%.

      SECTION 5.9     Duration and Termination. (a) The Plan shall be of unlimited duration. Notwithstanding the foregoing, no ISO (within the meaning of Section 422 of the Code) shall be granted under the Plan ten (10) years after the effective date of the Plan, but Awards granted prior to such date may extend beyond such date, and the terms of this Plan shall continue to apply to all Awards granted hereunder.

      (b) The Board of Directors may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan’s suspension, discontinuance or termination without the holder’s written consent.

      SECTION 5.10     Deferred Compensation and Trust Agreements. The Committee may authorize and establish deferred compensation agreements and arrangements in connection with Awards under the Plan and may establish trusts and other arrangements including “rabbi trusts”, with respect to such agreements and appoint one or more trustees for such trusts. Shares of Common Stock under the Plan may also be acquired by one or more trustees from the Company, in the open market or otherwise.

      SECTION 5.11     Effective Date. The Plan is effective as of July 23, 1997, the effective date of the Long-Term Incentive Plan prior to amendment.

AMENDMENT

TO THE PATTERSON-UTI ENERGY, INC.
AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

      THIS AGREEMENT is by Patterson-UTI Energy, Inc. (the “Sponsor”),

WITNESSETH:

      WHEREAS, the Sponsor maintains the Plan known as the “Patterson-UTI Energy, Inc. Amended and Restated 1997 Long-Term Incentive Plan” (the “Plan”); and

      WHEREAS, the Sponsor retained the right in Section 5.3 of the Plan to amend the Plan from time to time; and

      WHEREAS, the Board of Directors of the Sponsor approved resolutions on April 28, 2004 to amend the Plan;

      NOW, THEREFORE, the Sponsor agrees that, effective upon the approval of a majority of the stockholders of the Sponsor entitled to vote thereon, the Plan is hereby amended, as follows:

1. The reference to “$500,000” in the third paragraph of Section 1.5 of the Plan is hereby deleted and replaced by “$2,000,000”.

2. The last sentence of Section 3.1(a) of the Plan is hereby deleted in its entirety and replaced by

“Performance objectives will be based on absolute and relative increases in share prices, operating income, net income, cash flow, cash margins and earnings before interest, income taxes and depreciation, depletion and amortization thresholds on a company wide, subsidiary, division or group basis, rig utilization, safety records, return on common equity or any combination of the foregoing.”

3. The last sentence of Section 4.1(b) of the Plan is hereby deleted in its entirety and replaced by

“Such objectives, however, shall be based on absolute and relative increases in share prices, operating income, net income, cash flow, cash margins and earnings before interest, income taxes and depreciation, depletion and amortization thresholds on a company wide, subsidiary, division or group basis, rig utilization, safety records, return on common equity or any combination of the foregoing.”

      IN WITNESS WHEREOF, the Sponsor has executed this Agreement this            day of                     2004.

PATTERSON-UTI ENERGY, INC.
By
Name:

Title:

VOTE BY TELEPHONE OR INTERNET QUICK ««« EASY ««« IMMEDIATE

PATTERSON-UTI ENERGY, INC.

•	You can now vote your shares electronically through the Internet or the telephone.

•	This eliminates the need to return the proxy card.

•	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU VOTED ELECTRONICALLY

Ñ FOLD AND DETACH HERE AND READ THE REVERSE SIDE Ñ

PROXY BY MAIL
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE PROXIES IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS NOTED BELOW AND “FOR” PROPOSALS 2, 3, 4 AND 5.

Please mark
your votes	☒
like this

1.	ELECTION OF BOARD	FOR all nominees listed		WITHHOLD AUTHORITY to
	OF DIRECTORS.	below (except as indicated	☐	vote for all nominees listed	☐
		to the contrary below)		below

Nominees for election to the Board of Directors: 01 Mark S. Siegel, 02 Cloyce A. Talbott, 03 A. Glenn Patterson, 04 Kenneth N. Berns, 05 Robert C. Gist, 06 Curtis W. Huff, 07 Terry H. Hunt, 08 Kenneth R. Peak, and 09 Nadine C. Smith.

(INSTRUCTION: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee in the space provided below.)

IF YOU WISH TO VOTE ELECTRONICALLY, PLEASE READ THE INSTRUCTIONS ABOVE.

		FOR	AGAINST	ABSTAIN
2.	Approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Re-approve the criteria upon which performance objectives are currently based in the Amended and Restated 1997 Long-Term Incentive Plan;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	Approve an amendment to the Company’s Amended and Restated 1997 Long-Term Incentive Plan to increase the aggregate annual amount of cash that may be received as a performance award by a participant under that plan and to amend the criteria upon which performance objectives are currently based in that plan;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
5.	Ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2004; and	☐	☐	☐

6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give your full title as such. For a corporation or a partnership, please sign in the full corporate name by the President or other authorized officer or the full partnership name by an authorized person, as the case may be. (Please mark, sign, date, and return this proxy in the enclosed envelope.)

Your Vote Is Important!

Follow Instructions on The Reverse Side.

PLEASE VOTE

Ñ FOLD AND DETACH HERE Ñ

PROXY	PROXY

PATTERSON-UTI ENERGY, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 29, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Patterson-UTI Energy, Inc. (the “Company”) hereby appoints Mark S. Siegel, Cloyce A. Talbott and A. Glenn Patterson, and each of them, attorneys and proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all of the shares which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held Tuesday, June 29, 2004, at 10:00 a.m., local time, at the corporate offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas, 79549, and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present. The undersigned hereby instructs the above-named Attorneys and Proxies to vote the shares represented by this proxy in the manner as directed by the undersigned on the reverse side of this proxy card. If no directions are made, the Proxies will vote “FOR” the nominees for directors set forth on the reverse side and “FOR” proposals 2, 3, 4 and 5.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope, or follow the instructions on the reverse side to vote your shares by Internet or by telephone.

(continued on the reverse side)